SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities Exchange Act



        Date of Report (date of earliest event reported): March 24, 2000



                        TESSA COMPLETE HEALTH CARE, INC.
             (Exact Name of Registrant as Specified in its Charter)

                           One South 443 Summit Avenue

                                    Suite 203

                           Oakbrook Terrace, IL 60181
                    (Address of principal executive offices)


                                 (630) 889-8811
                          Registrant's telephone number

                            ZABA INTERNATIONAL, INC.
                      5650 Greenwood Plaza Blvd, Suite 216
                            Englewood, Colorado 80111
                        (Former name and former address)



    Georgia                          0-21099                     58-0975098
(State or other                    (Commission                 (IRS Employer
jurisdiction of                    File Number)              Identification No.
incorporation)








                            Page One of Ninety Pages.
                    Exhibit Index Appears at Page Twenty-Two.


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ITEM 1.     CHANGES IN CONTROL OF REGISTRANT

     Effective March 24, 2000, pursuant to an Agreement and Plan of Reorganization (the "Merger Agreement") between Zaba International, Inc. ("Zaba"), a Colorado corporation, and Tessa Complete Health Care, Inc., a Georgia corporation ("Tessa" or the "Company"), all outstanding shares of common stock of Zaba were exchanged for 225,000 shares of common stock of Tessa and $112,500 in cash in a transaction in which Tessa was the surviving company.

     The Merger Agreement was adopted by the unanimous consent of the Board of Directors of Zaba and approved by the unanimous consent of the shareholders of Zaba on March 16, 2000. The Merger Agreement was adopted by the Board of Directors of Tessa and by a majority of the shareholders of Tessa on March 16, 2000.

     Prior to the merger, Zaba had 2,407,166 shares of common stock outstanding which shares were exchanged for 225,000 shares of common stock of Tessa and cash consideration of $112,500. By virtue of the merger, Tessa acquired 100% of the issued and outstanding common stock of Zaba. Prior to the effectiveness of the Merger, Tessa had an aggregate of 13,986,709 shares of common stock issued and outstanding.

     The officers of Tessa will continue as officers of the successor issuer. See "Item 2. Management" below. The officers and directors, as well as the Articles of Incorporation, as amended, and By-laws, as restated, of Tessa will continue as in effect immediately prior to the Merger, without change. Copies of the Tessa Articles of Incorporation, amendments thereto and restated Bylaws are included as exhibits hereto. In addition, a copy of the Merger Agreement is also filed as an exhibit to this Form 8-K and is incorporated in its entirety herein. The foregoing description is modified by such reference.

     (b) The following table contains information regarding the shareholdings of Tessa's current directors and executive officers and those persons or entities who beneficially own more than 5% of its common stock as of March 24, 2000, the Effective Date of the Merger Agreement:

                                                          Percent
Name and Address of           Amount and Nature of          of
Beneficial Owner              Beneficial Ownership         Class
----------------              --------------------         -----

Robert C. Flippin(1)(2)            1,600,000               10.2%
331 Taylor St.
Vista, CA 92084

Dr. Kim Christenson                1,500,000                9.6%
18604 NW 64th Ave.
Ridgefield, WA 98642

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                                                          Percent
Name and Address of           Amount and Nature of          of
Beneficial Owner              Beneficial Ownership         Class
----------------              --------------------         -----

Dr. Thomas J. Bolera                 796,000(3)             5.1%
4790 Peak Dr.
Hamilton, OH 45011

Robert E. Vener(1)                   125,000                1.0%
121 Bret Harte Rd.
San Rafael, CA 94949

Dr. Mark Newman(1)                   136,668                1.0%
7566 Silver Creek Rd.
Cleves, OH 45002

Tia C. Fernandez(1)                   46,500(4)              *
2358 SE Kane Ave.
Grenshaw, OR 97080

All Directors                      1,908,168               12.1%
and Officers as a
Group (4 persons)

* Less than 1%

(1)      Officer and/or director of the Company.

(2) Includes 1,500,000 shares of the Company's common stock subject to option. This option is exercisable by Mr. Flippin for so long as he remains in his current capacity with the Company, at an exercise price of $1.00 per share, provided that the Company attains neutral cash flow for three (3) consecutive months, is current in payment of all payroll relating items, including payroll taxes, corporate expenses and fees due DynaCorp Financial Services, has all doctors current on payroll and office expenses and a restructuring or reorganization of Tessa, as approved by the Tessa Board of Directors, occurs, as well as 225,000 shares of common stock issued in conjunction with the Merger Agreement.

(3)      Includes 50,000 shares owned by Dr. Bolera's wife.

(4)      Includes 6,500 shares owned by Ms. Fernandez's husband.

     There are no family relationships between any of the Company's officers and directors.

ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS

     (a) The consideration exchanged pursuant to the Merger Agreement was negotiated between Zaba and Tessa. In evaluating

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Tessa as a candidate  for the proposed  merger,  Zaba used  criteria such as the value of the assets of Tessa, its current business plan, Tessa's current business operations and anticipated operations, and Tessa's business name and
reputation.   Zaba  determined  that  the   consideration  for  the  merger  was
reasonable.

     (b) The paradigm of multidisciplinary cooperation between health care providers has been increasing exponentially over the past decade. This is due to heightened public demand for a health care system where there is access to, and funding for, both medical and complementary care. Management of Tessa has realized that successful therapies can be expedited through a concerted team effort that focuses on quality conservative health care. A cost- effective approach to patient care, as well as patient satisfaction not only meets the demands of managed care, but also is Tessa's primary goal.

     In order to meet this goal, Tessa has developed a corporate strategy intending to create and develop a national network of multidisciplinary medical clinics throughout the United States. Clinics will specialize in the diagnosis and conservative treatment of neuromusculoskeletal disorders. The initial growth phase has been the development of districts in the following states: California, Illinois, Maryland, Ohio, Oregon, Washington and Kentucky. The secondary growth phase involves the continued initiation of development in the District of Columbia, Florida and Alabama. The districts within each state consists of up to eight multidisciplinary clinics within a ten mile radius of one another. Each clinic's services include conservative medicine, physical rehabilitation, chiropractic and comprehensive neuro-diagnostic testing.

     Under the direction of a physician, various therapies can be prescribed in accordance with the unique needs of each patient. While the initial focus of the practices merged into Tessa has been patients suffering with chronic pain, physical injury or work related disabilities, Tessa's plan is to broaden the application to wellness concepts where non-invasive approaches might be used in a preventative manner. Likewise, management believes that the approach should have great appeal for use as preoperative treatment or as an alternative to invasive surgical approaches.

     Management believes that Tessa is in a position to provide many of the benefits ascribed to physician management companies while focusing on conservative approaches to medicine. Management further believes that it is one of a very limited number of operators offering medical professionals the option and opportunity to join forces with other like-minded professionals in this venue.

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Current Operations

     As of the date of this report, there are currently twenty- eight practices that have been acquired into Tessa. Six of the practices were either owned in whole or in part by Dr. Thomas J. Bolera, Tessa's founder. These six practices were merged in 1997 to initially commence Tessa's business. Each of the practices has, to one degree or another, begun the process of expanding care to several modalities to compliment Tessa's concept of multi-modality non-invasive treatment. In some instances, two to three practices are being consolidated into one multi-modality site. Tessa is a holding company which operates through nine
(9) subsidiary companies. The principal reason that these subsidiary companies are formed is to conform to certain legal requirements in those states requiring ownership of medical practices by licensed physicians.

     Tessa's initial phase clinics were located in Chicago, Illinois (3), Baltimore, Maryland (1), Orange County, California (1), Portland, Oregon (2) and Vancouver, Washington (2). These initial operations included thirteen (13) medical doctors, nineteen (19) chiropractors, eleven (11) physical therapists and four (4) occupational therapists. These clinics handled over 90,000 patient visits during its initial year of existence. Since the beginning of the second quarter of 1998, Tessa has added in excess of twenty additional clinics which now include fifteen medical doctors or orthopedists, six neurologists, thirty three chiropractors, fifteen physical therapists, six occupational therapists, and twenty licensed physical therapy assistants. In the aggregate, Tessa's clinics currently handle over 150,000 patient visits per year.

     Chiropractic practices that are acquired by Tessa have the amount they invoice double with the implementation of physical rehabilitation. With the neurology and neuro-diagnostic testing modalities added, the practice invoices increase an additional fifty percent or greater. Uniquely, the clinic overhead does not increase proportionally as different facets of the overhead are absorbed by the overlap and profitability increases.

     Each treatment protocol devised by Tessa's physicians and ancillary providers is specific to the individual patient, whose condition is often due to a melange of factors. Following is a description of the various services provided by Tessa's clinics.

PHYSICAL MEDICINE AND REHABILITATION, NEUROLOGY AND NEURO-DIAGNOSTIC TESTING

     Tessa's physical medicine and rehabilitation specialists and neurologists are board-certified physicians that are specially trained to provide musculoskeletal and neuromuscular consultations with a functional, diagnostic and rehabilitation focus. Neurologists are board-certified physicians that specialize in diseases and conditions of the nervous system and the ability to

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treat  them.  The  neurologists  emphasize  a  comprehensive,  yet  conservative approach to the diagnosis and management of neuromusculoskeletal disorders. Each of these physicians emphasize non-surgical medicine as well as injury prevention and wellness for patients of all ages. This unique blend of conservative
orthopedic,   neuromuscular,  pain  and  rehabilitation  ingenuity  gives  those patients with occupational, sport, age or other injury-based conditions an option to restoring their level of function.

     The staffs in Tessa's clinics have been specially trained to (i) prescribe therapeutic exercise and other rehabilitation modalities in the case of physical medicine and provide specialty consultations in the area of neuromuscular medicine and treatment of pain management; (ii) perform and interpret neuro-diagnostic studies, including needle electromyography, nerve conduction velocity and evoked potential studies; (iii) use diagnostic studies, to include laboratory testing, radiography and the more sophisticated studies such as MRI (magnetic resonance imaging), CT (computerized tomography), PET (positron emission testing) and bone scans; (iv) perform physiatric injection techniques such as peripheral nerve blockade, trigger point injections and major joint injections in relation to physical medicine and epidural steroid injections, peripheral nerve blockage injections and major joint injections relevant to neuromuscular medicine and pain management; and (v) perform interventional pain management techniques, if necessary.

NEURO-DIAGNOSTIC TESTING

     Neuro-Diagnostic testing is a specialized component of the physical examination. It can be useful in determining the cause(s) of numbness, tingling, pain, weakness, fatigue, muscle wasting and cramping. Analysis of these test results can help direct the appropriate management of a specific neuromuscular condition. Tessa' clinics provide various types of testing, including:

     * Nerve Conduction Velocity Studies (NCV). Nerve function can be evaluated by measuring the response time of signals travelling along a nerve.

     * Needle Electromyography (EMG). Abnormalities of muscle or the nerve supplying the muscle can be detected by recording the electrical activity of the muscle.

     * Evoked Potentials (SSEP, VEP, BAER). Somatosensory, visual and brainstem auditory evoked potentials evaluate the function of nerve pathways that carry signals through the spinal cord, vision and hearing pathways.

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ORTHOPEDICS

     Orthopedic specialists are board-certified physicians that specialize in diseases and conditions of the musculoskeletal system and the ability to treat them. The approach and expertise of Tessa's orthopedists is consistent with the approaches and expertise provided for other disorders discussed herein, plus application of orthogenic devices including bracing, splinting, setting and casting.

FAMILY AND GENERAL MEDICINE

     Tessa's primary care physicians evaluate and treat a wide range of patient conditions, to include internal disorders and direct care to the appropriate specialist when required.

CHRONIC PAIN MANAGEMENT

         Chronic pain syndromes demand the participation of various disciplines to control and treat patients effectively. Tessa's medical, chiropractic physicians and ancillary providers work as a team to overcome the adversities of continual patient suffering and potential disablement.

CHIROPRACTIC

     Chiropractic is a primary health care system that embodies health-oriented, patient-centered care. The chiropractors at Tessa provide a diversity of joint/soft tissue manipulations and mobilizations for the treatment, correction, and prevention of neurologic, skeletal or soft tissue dysfunction as well as the production of beneficial neurologic and physiologic effects. They are specially trained to provide a wide range of natural and conservative therapies and to improve biomechanical, neurological and other physiological functions by skilled joint manipulation. They utilize soft tissue and manual resistive techniques, as well as other manual therapies, as well as advanced physiologic therapeutics for pain management purposes. Treatments include physical strengthening, endurance training, balance and gait training.

     In addition to the above treatments, patients may have access to other conservative methods, which may include, but are not limited to sports medicine, nutritional consultations, acupuncture, orthotic devices, trigger point therapy exercise, functional neurology evaluation and treatment, life style counseling and stress management.

PHYSICAL THERAPY

     Physical Therapy is a health care profession that evaluates and treats individuals with a wide range of acute and chronic pain

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and musculoskeletal  disorders.  Tessa's physical therapists (PT's) and physical therapy assistants (PTA's), through an extensive "hands on" approach to functional restoration, blend prevention and health promotion with an awareness and sensitivity of the human response when treating patients. Tessa's staff has been specially trained to assess joint motion, muscle strength and endurance, heart and lung function, as well as performance of activities required in daily living. They are skilled in soft tissue techniques, joint mobilization and manual traction, utilization of advanced physiologic therapeutics for pain management purposes, promotion of optimal physical performance via kinetic
activity,    cardiovascular    endurance   training,   and   indoctrination   of
occupational/social activities and oversee the entirety of the rehabilitation process and home exercise programs.

OCCUPATIONAL THERAPY

     When function in any activity has been limited or lost and it affects an individual's occupation, the occupational therapist assumes the role of the therapeutic facilitator. The Occupational Therapists at Tessa are responsible for assessing individual physical capacity and occupational limitations/restrictions and for developing work hardening programs. These programs allow the individual to improve to pre-injury status and return to work within an expedient time frame. In this regard, Tessa's staff have been specially trained to screen, evaluate and assess an individual's condition with respect to job-related physical needs, daily activities, or self-care, to determine fitness requirements for specific jobs, to identify potentially dangerous work sites, modify task performance to prevent job-related injuries and provide consultations to attending clinician for treatment of the occupational injury.

SPORTS MEDICINE

     Once perceived as a discipline concerned only with repairing athletes' traumatic injuries, sports medicine is now recognized as a specialty discipline that understands the body's integrated response to all forms of physical activity. Thus, treatment via the sports medicine model is relevant to everyone who participates in exercise or sports, whether it is a child at play, an elderly person exercising to keep fit, a weekend athlete, or a marathon runner. Tessa' staff consists of trained clinicians and therapists who assess the individual's performance abilities in a specific physical activity. They also assist the functional restoration process to pre-injury status and condition the individual's activity performance in order to improve on the pre-injury status, recommend assistive or safety equipment to preclude injuries and develop fitness programs on an individual basis.

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ATHLETIC TRAINING

     Athletic trainers serve a complementary role to physicians and other allied health professionals in working with patients for strength conditioning and prevention of athletic injuries.

Marketing

     Tessa has developed an extensive marketing program to increase the revenues in existing company clinics, as well as to acquire additional qualifying clinics. A qualifying clinic for purposes of Tessa, is one which generates a minimum of $50,000 per month in cash collections, which understands the value of a multi-discipline approach to healing and adopts to the Tessa corporate culture. Tessa's goal is to add a minimum of six new clinics during the remainder of calendar 2000.

     Tessa has also identified specific activities to support the above described effort. Detail marketing plans for each existing clinic are being developed, based upon the current level of marketing. This will include such features as yellow page ads, coupon saver mailings, radio advertising and local managed care contracting. Nationally, Tessa is developing an enhanced E-
Commerce Web Site, which will contain an internet chat room, information and education bulletin board and the ability to sell supplies and services. In this regard, Tessa has retained an established business development specialist to assist in these efforts.

     A long range plan is also being developed to provide significant competitive advantages resulting in higher profits and increased revenues. Key elements of this strategy include better use of information technology and mobile clinics, both of which make Tessa's services more convenient for patients, employers and payers. However, no assurances can be provided that this long range plan, when implemented, will have the desired results.

Future Acquisitions

     Tessa has established its infrastructure in such a way as to allow for expansion with regard to accounting, financial controls, operations, billing, collections and administrative support to accommodate anticipated growth. Management's objective is to allow for growth under the guidelines of two principles. First, the integrity and quality of service to patients must be the first priority of each of the clinics. Any expansion which interferes with the provision of such service will be slowed or arrested to accommodate the delivery of quality service. Second, the financial integrity of the operations must be a continuing focus of management. The medical professionals who have joined Tessa through sale or exchange of their business operations for stock in

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Tessa are reliant upon management to carry out its stewardship  role in insuring the growth and stability of operations.

Property

     Tessa's principal place of business is located at 1 South 443 Summit Avenue, Suite 203, Oakbrook Terrace, Illinois 60181 pursuant to a month to month lease. This space consists of approximately 300 square feet of executive office space, for which the Company pays a monthly rental charge of $1,700. In addition, the Company also has offices at 18848 SE Highway 212, Clackamas, Oregon, which includes approximately 300 square feet of executive office space which is sublet on a month to month basis at a cost of $2,500 per month, and in San Diego, California at 331 Taylor St., Vista, California 92084, consisting of approximately 200 square feet of executive office space, which space is provided to the Company on a rent free basis by Mr. Robert Flippin, the Company's President. Management expects that Tessa will consolidate its offices to its San Diego, California location in the near future. If so, Tessa will require additional space if and when its operations expand, of which there can be no assurance. In this regard, management is currently seeking space of between 2,000 and 3,500 square feet of executive office space.

     The Company has no other properties and has no agreements to acquire any properties.

Litigation

     The Company is the defendant in an action entitled Kathi Thelander v. Spine & Rehabilitation Centers of Oregon, P.C., in the Circuit Court for the County of Multnomah, State of Oregon, Civil Action No. 99 07 07399, alleging unlawful termination and breach of an employment agreement between the plaintiff and defendant. Spine & Rehabilitation Centers of Oregon, P.C. is a subsidiary of Tessa. Summary judgment was entered on behalf of the plaintiff and against SRA Oregon in March 2000 in the amount of $162,313.27, plus $891.25 in costs and $7,440 in attorneys' fees. The Company intends to appeal the judgment, but no assurances can be provided that this judgment will be set aside.

     The Company is also a defendant in an action entitled Vania Kaady v. Spine & Rehabilitation Centers of Oregon, P.C., in the Circuit Court for the County of Multnomah, State of Oregon, Civil Action No. 99 02 02066, alleging malpractice arising as a result of an automobile accident and claiming damages in the amount of $200,000. The Company is vigorously defending this action and believes this action is without merit.

     The Company has also been advised of a potential claim by Business Software
Alliance,   who  has  alleged  copyrighted  product   infringement  for  illegal
duplication of certain software. The

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Company is presently  investigating  this matter by performing an internal audit of software presently being utilized by the Company. If Business Software Alliance's claim is filed against the Company and such claim is upheld, the Company could be subject to a penalty of up to $100,000 per copyrighted product infringement.

     The Company is party to certain other legal proceedings which have arisen in the normal course of operating the Company's business and is aware of other threatened or pending litigation. However, it is believed that such legal proceedings to which the Company (or any of its officers and directors in their capacities as such) is or may be a party or to which the property of the Company may be or is subject would not have a material adverse effect on the Company's business, financial condition or results of operations.

Market for Tessa's Securities

     The Company's common stock trades on the OTC Bulletin Board operated by the National Association of Securities Dealers. As of March 24, 2000, the Company's common stock was trading at $1.31 bid, $1.62 asked. The Company's common stock traded under the symbol "TSSA" until recently, when an "E" was added to the symbol. However, management of Tessa believes that the "E" will be removed from its symbol upon the filing of Tessa's audited financial statements for the fiscal year ended December 31, 1999. Management anticipates that this filing will be accomplished by the end of April 2000.

     The following table sets forth the range of high and low bid prices as reported on the OTC Bulletin Board operated by the NASD for each calendar quarter during the previous two fiscal years.

         Quarter Ended                     Bid Price
                                        Low       High
                                        -----     -----

         March 31, 1998                 $5.00     $5.25
         June 30, 1998                  $4.75     $0.75
         September 30, 1998             $4.375    $1.125
         December 31, 1998              $2.438    $1.00

         March 31, 1999                 $0.875    $2.75
         June 30, 1999                  $0.75     $4.875
         September 30, 1999             $2.125    $4.063
         December 31, 1999              $1.75     $3.438

     Tessa has been a non-reporting publicly traded company with a portion of its issued and outstanding common stock exempt from registration under the Securities Act of 1933, as amended, pursuant to Rules 504 of Regulation D, Rule 144 and Rule 701 of the General Rules and Regulations of the Securities and Exchange Commission.

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Tessa did not file a  registration  statement  with the  Securities and Exchange
Commission and prior to the Merger, had not been a reporting company under the Securities Exchange Act of 1934. The NASD has implemented a change in its rules requiring all companies trading securities on the OTC Bulletin Board to become reporting companies under the Securities Exchange Act of 1934, as amended.

    The Company was required to become a reporting company by the close of business on May 6, 2000 or no longer be listed on the OTC Bulletin Board. Tessa has effected the merger with Zaba and has become a successor issuer thereto in order to comply with the reporting company requirements implemented by the NASD.

Management

       Name                Age                 Title
       ----                ---                 -----

Robert C. Flippin           61         President, Chief Executive
                                       Officer, Director

Dr. Mark Newman             39         Director

Robert E. Vener             53         Director

Tia C. Fernandez            29         Secretary

Resumes

     Robert C. Flippin, President, Chief Executive Officer and a Director. Mr. Flippin was appointed to his positions with the Company in January 2000. Prior, from December 1997 through January 2000, Mr. Flippin was Senior Vice President of DynaCorp Financial Strategies, Inc., Novato, California, a corporation engaged in providing healthcare receivable financing and management to hospitals, clinics and physician groups on a national basis, where his responsibilities included chief lending officer and new business development. From December 1995 through December 1997, Mr. Flippin was vice president of sales and marketing of Medaphis Services Corp., Atlanta, Georgia, which currently serves approximately 2,300 hospitals and over 20,000 physicians with financial and clinical products and services. Mr. Flippin received a Bachelor of Science degree in accounting from the University of Oklahoma, Central State in 1970. He devotes substantially all of his business time to the business of the Company.

     Dr. Mark Newman, Director. Dr. Newman assumed his position as a director of the Company in January 2000. In addition to his position with the Company, since March 1998, Dr. Newman has been employed by the Company as the principal operator of a chiropractic clinic located in Cincinnati, OH. For the three years prior, Dr. Newman owned and operated this clinic on his own behalf. Dr. Newman received a Doctor of Chiropractic degree from Logan College

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



of Chiropractic in 1989 and attended the College of Mt. St. Joseph. He devotes substantially all of his time to the business of the Company.

     Robert E. Vener, Director. Mr. Vener assumed his position with the Company in March 2000. In addition, since 1992 Mr. Vener has been President of DynaCorp Financial Strategies, Inc., Novato, California, a private, non-profit company engaged in providing healthcare accounts receivable financing. Mr. Vener received a BBA degree from the University of Oklahoma in 1969 and a Masters of Science degree from West Coast University in 1977. He intends to devote only such time as necessary to the business of the Company, which is expected not to exceed 20% of his business time.

     Tia C. Fernandez, Secretary. Ms. Fernandez has been Secretary of Tessa since September 1999. Prior, from December 1998 through September 1999, she was assistant secretary of the Company. From May 1991 through February 1998, Ms. Fernandez was employed by Capacity Unlimited, Inc., Clackamas, Oregon, where her responsibilities included payroll, human resources, accounting and secretarial duties. Ms. Fernandez devotes substantially all of her business time to the Company.

Executive Compensation

REMUNERATION

     The following table reflects all forms of compensation for services to Tessa for the years ended December 31, 1999 and 1998 of the then chief executive officer.




                           SUMMARY COMPENSATION TABLE

                                                  Long Term Compensation
                                               -----------------------------

                      Annual Compensation             Awards         Payouts
                  ---------------------------  --------------------  -------
                                                        Securities
                                      Other               Under-                All
Name                                  Annual  Restricted  lying                Other
and                                   Compen-   Stock    Options/     LTIP    Compen-
Principal         Salary   Bonus      sation   Award(s)    SARs      Payouts  sation
Position    Year    ($)     ($)         ($)      ($)       (#)         ($)      ($)
----------  ----  ------- --------    ------   --------  -------     -------  -------
Thomas
Bolera
President & 1999 $180,000 $300,000(1) $    0   $      0  $     0     $     0  $36,000(3)
Director(2) 1998 $180,000 $      0    $    0   $      0  $     0     $     0  $36,000(3)
-------------------------

                                       13


(1) This bonus is payable by the Company to Dr. Bolera pursuant to the terms of that certain Employment Agreement between the Company and Dr. Bolera. However, this bonus has not been paid by the Company, but has been accrued as a future obligation. The Employment Agreement has been terminated pursuant to the consent of the parties thereto.

(2) Dr. Bolera resigned his position as President of the Company effective January 2000. On that date, Mr. Flippin assumed the position as President. The information provided herein discloses the compensation received by Dr. Bolera for the periods indicated.

(3) Includes a car allowance of $500 per month and $2,500 per month in an office rental allowance.

     It is anticipated that Mr. Flippin will receive an annual salary of $180,000 during the Company's fiscal year ending December 31, 2000. During the fiscal year ended December 31, 1999, six other employees who are not executive officers or directors of the Company, but who operate Company clinics, received compensation in excess of $100,000 per annum, including Dr. Mitchell Simons ($525,000) and Dr.'s Lisa and Vaughn Dabbs (an aggregate of $112,000). It is anticipated that nine individuals who are not executive officers or directors of the Company will receive aggregate compensation in excess of $100,000 during the fiscal year ending December 31, 2000, including Dr.'s Simons and Dabbs.

     Tessa also maintains a policy whereby its officers and directors may be compensated for out of pocket expenses incurred by each of them in the performance of their relevant duties.

Related Transactions

     Dr. Thomas Bolera, a former Director and Chief Executive Officer of Tessa, along with David Russell, also formerly a Director and Chief Financial Officer of Tessa, each own 25% of a professional employment organization by the name of American Outsource Strategies, Inc. ("AOS") which the Company contracts to lease all of the Company's non-professional employees. In addition to leasing non-professional employees to the Company, AOS also is contracted to provide all human resource functions for all professional employees of the Company. Under the terms of the agreement with AOS which originated in February 1998, the agreement provides for a 12 month term which automatically renews each year unless a notice of termination is provided by either party. The agreement may be terminated by either party without cause by submitting a 60 day written notice to the other party of its intent to terminate. The Company is charged an amount equal to 5% of gross monthly payroll for professional and non-professional personnel. As of March 16, 2000, the Company had a past due balance of approximately $1.8 million with AOS which comprised of payroll that AOS outlayed on behalf of Tessa and associated fees.

     Also, in March 1999, options to purchase 200,000 shares of common stock at a price of $1.00 were granted to Dr. Bolera, and options to purchase 250,000 shares of common stock at a price of $1.00 were granted to David Russell.

     According to an employment agreement between Dr. Bolera and the Company commencing on January 1, 1998, the Company is to provide reimbursement to Dr. Bolera for office space in an amount not to exceed $2,500 per month. The amount of reimbursement can be increased after December 31, 1998 to reflect reasonable increases in such expenses. As of the date of this registration statement, this employment agreement has been terminated by the mutual consent of the parties thereto.

     In addition, certain of the facilities in which the clinics that have management contracts with the Company are housed are owned by Dr. Bolera and Dr. Kim Christenson, each a former affiliate of Tessa. The Ontario Spine and Rehabilitation facility in Ontario, California, and the Orient Drive Spine and Rehabilitation facility in Gresham, Oregon, are owned by Dr. Bolera. They are approximately 4,000 square feet and 900 square feet, respectively, and are leased to the Company at rates of $3,800 and $1,100 per month, respectively. The Hazel/Dell Spine and Rehabilitation and the Cascade Park Spine and Rehabilitation facilities in Vancouver, Washington, are owned by Dr. Christensen. They are approximately 1,800 square feet and 1,400 square feet, respectively, and were leased to the Company at rates of approximately $2,100 and $1,600 per month, respectively. This relationship was terminated in 1999.

     Robert E. Vener, a director of the Company, is also President of DynaCorp. Financial Services, Inc. ("DCFS"). DCFS purchases healthcare receivables from Tessa on a discounted basis. During the fiscal years ended December 31, 1999 and 1998, Tessa paid DCFS fees and interest of $1,475,085 and $134,962, respectively.  DCFS did not commence  providing  such  financing  until November
1998.

     From time to time, certain shareholders of Tessa have loaned Tessa money to meet its obligations. As of December 31, 1999, a shareholder had an outstanding loan to the Company totalled $100,000. This loan is non-interest bearing and due upon demand.

     The Company's office in Vista, California is provided by Mr. Flippin on a rent free basis.

Risk Factors

     TESSA IS CURRENTLY OPERATING AT A LOSS. Tessa's revenues to date have not been sufficient to cover the costs of such operations and

Tessa has borrowed funds to maintain its operations. During Tessa's fiscal year ended December 31, 1999, on revenues of approximately $17 million Tessa incurred a net loss of approximately $15.5 million. Items which contributed to the loss are as follows: (i) $3.5 million due to expenses related to goodwill write-down and amortization; (ii) $2 million in financing related expenses; (iii) an accrual for litigation matters of approximately $1 million; and (iv) the increase in the allowance for contractual adjustments related to accounts receivable of approximately $7 million.

     Tessa attributes the above loss primarily to its attempts to adapt from a company that recorded approximately $2.1 million in revenue for the fiscal year 1997 to revenue that exceeded approximately $17 million for fiscal 1999. To help address the above issues, Tessa underwent a change in its management, including its Board of Directors, which have included the resignations of Dr. Thomas Bolera as Chief Executive Officer, Dr. Kim Christensen as an Officer and Director, David Russell as Chief Financial Officer, Dr. Vaughn Dabbs as Director and Dr. Dayna Bolla as Director. In connection with the above resignations, Robert Flippin was appointed President, Chief Executive Officer, and a Director of Tessa. Robert Vener and Dr. Mark Newman were also appointed as Directors of Tessa.

     There are no assurances that the Company's future operations will generate profits in the near future, or at all. Its ability to continue development of its operations is dependent upon acquisition of additional clinics, as well as increasing business at its existing clinics. If Tessa is unable to accomplish these goals, it will need to raise additional capital through the placement of its securities or from other debt or equity financing. If the Company is not able to raise such financing or to obtain alternative sources of funding, management will be required to curtail operations. There is no assurance that the Company will be able to continue to operate if additional acquisitions and corresponding revenues cannot be generated.

     TESSA COMMENCED OPERATIONS IN 1997 AND HAS A LIMITED OPERATING HISTORY. Tessa commenced operations in 1997 and has only a limited history of operations which to date have not been profitable. Its operations are subject to the risks and competition inherent in the establishment of a relatively new business enterprise. There can be no assurance that future operations will be profitable. Revenues and profits, if any, will depend upon various factors, including market acceptance of its concepts, market awareness and general economic conditions. There is no assurance that Tessa will achieve its expansion goals and the failure to achieve such goals would have an adverse impact on it.

     ISSUANCE OF FUTURE SHARES MAY DILUTE INVESTORS SHARE VALUE. The Articles of Incorporation, as amended, of Tessa authorizes the issuance of 50,000,000 shares of common stock. The future issuance of all or part of the remaining authorized common stock may result in substantial dilution in the percentage of the Company's common stock held by its then existing shareholders. Moreover, any common stock issued in the future may be valued on an arbitrary basis by Tessa. The issuance of the Company's shares for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by investors, and might have an adverse effect on Tessa's trading market.

     MALPRACTICE INSURANCE. Because Tessa owns and will continue to own and operate or manage health care clinics, it may be subject to liability for the malpractice of the chiropractors or other medical professionals it employs or contracts with to provide services at the clinics. Generally, chiropractors have not encountered problems in arranging for insurance coverage since they do not prescribe medication or perform surgery. However, other medical professionals employed by the clinics may face more significant problems in obtaining malpractice insurance. Tessa has not currently purchased malpractice insurance to insure against this risk. Malpractice insurance is becoming increasingly expensive and there can be no assurance that Tessa will be able to obtain insurance at reasonable rates. Medical doctors who become associated with the clinics owned and operated by Tessa generally are responsible for procuring their own malpractice insurance. No assurance can be given that insurance will be available to Tessa or that, if obtained, such insurance will cover claims or that there will not be a substantial uninsured or underinsured risk. In the event that appropriate and sufficient malpractice insurance cannot be obtained, this could adversely affect Tessa's operations.

     RISKS ASSOCIATED WITH INTEGRATING ACQUISITIONS. Tessa expects to make a substantial number of additional acquisitions of chiropractic and other health care clinics and clinic assets, although there can be no assurance that such acquisitions will occur. Tessa's future success is dependent upon its ability to effectively integrate these prospective chiropractic and other health care clinics, including the ability to implement management systems that take advantage of marketing and cost saving opportunities potentially available to a national network of clinics. Tessa's financial performance is and will be subject to various risks associated with the integration of businesses. There can be no assurance that future acquisitions will not have an adverse effect upon the Company's operating results, particularly during the periods in which the operations of acquired businesses are being integrated into its operations.

     MARKETING AND ADVERTISING. Management of Tessa believes that the success of the single entity medical practice depends, to some extent, on the successful marketing of its health care concept. Tessa believes that the single entity medical practice possesses certain advantages over autonomous clinics operated by individuals or other unrelated groups. Tessa hopes to implement marketing techniques to support its single entity medical practice concept in order to acquire established chiropractic and other health care clinics. While many smaller autonomous clinics may not be able to afford various costly media advertising to help promote their services, Tessa intend to use television, radio, newspapers, the Internet and other forms of media to advertise its services, as it reaches a critical mass of acquired clinics within certain geographic areas. There are no assurances, however, that the planned media advertising will help successfully integrate and expand Tessa's geographic base. In the event Tessa's media strategy does not successfully promote its clinics, the lack of geographic expose could adversely affect its business operations.

     SOURCE OF REVENUE. Chiropractic clinics receive payment from patients, insurance carriers, preferred provider organizations, HMO's, the federal government under Medicare programs and state governments under their respective Medicaid programs. During the past few years, government and other third party payors' health care policies and programs have been subject to changes in payment levels and payment methodologies. There can be no assurance that future changes will not reduce reimbursement from these sources for chiropractic services. In the event of reduction in reimbursements from these sources for such services, this could adversely affect Tessa's ability to attain profitable operations.

     CONTRACTUAL TERMINATION RIGHTS. Under the terms of Tessa's acquisition agreements, the acquired clinic has been and may continue to be given the right to repurchase the applicable clinic in certain circumstances. In addition, Tessa intends to obtain contracts with governmental entities through a process of competitive bidding. Governmental entities, unlike private entities, are generally required to put such contracts out for competitive bid on a regular basis. Thus, there is often more turnover with potential government contracts than there might otherwise be with private contracts entered into by Tessa. In the event of attempts to repurchase the clinic or in the event of high potential turnover rates concerning government contracts, this could adversely affect Tessa's operations.

     FUTURE CAPITAL NEEDS; UNCERTAINTY OF ADDITIONAL FUNDING. Tessa intends to continue to expend significant amounts of capital to expand its operations. Tessa needs to obtain additional capital, either debt or equity, in order to implement its business plan. Additional financing will be necessary for the continued support of Tessa's services and operations and for the repayment of its debt obligations. Historically, the Company has been dependent upon debt and equity financing from its affiliates. There can be no assurance that the Company's affiliates will continue to make debt or equity financing available to it. Additional financing may be either equity, debt or a combination of debt and equity. An equity financing could result in dilution in Tessa's net tangible book
                                       18
value per share of Common Stock. There can be no assurance that Tessa will be able to secure additional debt or equity financing or that such financing will be available on favorable terms. If Tessa is unable to obtain such additional financing, its ability to repay its debts and its ability to maintain its current level of operations will be materially and adversely affected. In such event, Tessa will be required to reduce its overall expenditures and may default on its obligations.

     GOVERNMENT REGULATIONS. The operations of chiropractic and other health care clinics is subject to federal, state and local governmental regulations. The chiropractic and other health care clinics managed, owned and to be acquired by Tessa are also generally subject to state licensing requirements. Chiropractic and other health care clinics may also be subject to periodic inspection by state licensing agencies to determine whether the standard of care, patient safety, equipment and cleanliness are being met. In addition, the laws of several states prohibit a corporation from engaging in the practice of medical care or otherwise exercising control over the judgment of licensed medical professionals. Some states may also limit the ability of different classes of licensed medical professionals from exercising control over the judgment of other classes of licensed medical professionals. Certain state laws also prohibit "fee splitting" between licensed medical professionals and non-licensed individuals and between different classes of licensed medical professionals. Since state laws vary considerably, Tessa may be required in certain states to enter into joint ventures or use other forms of ownership or management arrangements in connection with the clinics.

     Because relevant laws, regulations and rules are subject to change and in fact are currently being considered for change in several states, and because of the ambiguity concerning the applicability and substantive provisions of many applicable legal standards relating to the provision of health care services, and the fact that many of the laws have never been interpreted authoritatively by courts or administrative agencies, there can be no assurance that situations will not arise in which a third party or government agency argues that some of Tessa's operations or procedures are not in compliance with applicable laws, regulations or rules. The penalties for noncompliance could include denial of the right to conduct business in the jurisdiction or other significant civil or criminal penalties. In the event of non- compliance with any relevant laws, regulations or rules, this could adversely affect Tessa's operations.

     MANAGEMENT OF GROWTH. Tessa's proposed expansion into new markets will expose it to increased competition, greater overhead, marketing and support costs and other risks associated with entry into new markets and solicitation of new customers. Tessa faces all risks which are associated with any growing business, such as under-capitalization, cash flow problems, and personnel, financial and resource limitations, as well as special risks associated with its proposed operations. To manage growth effectively, Tessa will need to continue to improve and expand its operational, financial and management information systems and to expand, train, motivate and manage its employees. Should Tessa be unable to manage growth effectively, its results of operations could be adversely affected.

     CURRENT TRADING MARKET FOR THE COMPANY'S SECURITIES. Tessa's common stock is traded on the OTC Bulletin Board operated by Nasdaq under the symbol "TSSA." Tessa did not file a registration statement with the Securities and Exchange Commission and has not been a reporting company under the Securities Exchange Act of 1934. The NASD has implemented a change in its rules requiring all companies trading securities on the OTC Bulletin Board to be registered as a reporting company. Until such registration is achieved, Tessa's trading symbol is "TSSAE" to indicate its non-reporting status. Tessa is required to become a reporting company by the close of business on May 6, 2000, or no longer be listed on the OTC Bulletin Board. Tessa has effected the merger with Zaba and has become a successor issuer thereto in order to comply with the reporting company requirements implemented by the NASD. However, in order to maintain its listing on the OTC Bulletin Board, Tessa must file an amendment to this report to include its audited financial statements for the fiscal years ended December 31, 1999 and 1998. No assurance can be given that Tessa will have the necessary financials statements available within the time parameters referenced herein, or that an active trading market in Tessa's securities will be sustained if it is able to retain its listed status.

     PENNY STOCK REGULATION. If trading of Tessa's common stock continues on the OTC Bulletin Board, of which there can be no assurance, Tessa's common stock may be deemed a penny stock. Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on certain national securities exchanges or quoted on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. Tessa's securities may be subject to "penny stock rules" that impose additional sales practice requirements on broker- dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the "penny stock rules" require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Consequently, the "penny stock rules" may restrict the ability of broker-dealers to sell Tessa's securities. The foregoing required penny stock restrictions will not apply to Tessa's securities if such securities maintain a market price of $5.00 or greater. There can be no assurance that the price of Tessa's securities will reach or maintain such a level.

     WIDE RANGE OF COMPETITORS. Tessa's clinics face competition from other chiropractors, as well as a wide variety of health care providers, including medical doctors, osteopathic physicians, medical clinics, hospitals and ambulatory care centers, most of whom have greater community recognition and, in many cases, are better financed. Although in recent years the practice of chiropractic medicine has increasingly received recognition from medical doctors and professional schools, societies and other organizations affiliated with such doctors, there is a history of opposition in such circles to the practice of chiropractic medicine. As a result, in some jurisdictions, the practice of chiropractic medicine is subject to restrictive legislation and in most communities is less well recognized than other forms of health care. The foregoing conditions create a rigorous competitive climate for chiropractic services and increase risk that clinics operated by Tessa will be unable to compete successfully with other health care providers whose services are available to the public. In the event of such intense and rigorous competition, this could adversely affect the successful operations of Tessa.

     NO DIVIDENDS. No dividends have been paid on the shares of Common Stock and Tessa does not anticipate the payment of cash dividends in the foreseeable future. If Tessa's operations become profitable, it is anticipated that, for the foreseeable future, any income received therefrom would be devoted to its future operations and that cash dividends would not be paid to shareholders.

ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     On April 10, 2000, Kish, Leake & Associates, P.C., the Registrant's independent accountant for the Registrant's two most recent fiscal years, resigned. The Registrant's financial statements for the last two years prepared by Kish, Leake & Associates, P.C., contained a going concern opinion.

     Also in April 2000, the Registrant engaged the accounting firm of Horton & Co., L.L.C., independent public accountants to audit the Registrant's fiscal years ended December 31, 1999 and 1998, as well as future financial statements, to replace the firm of Kish, Leake & Associates, P.C., which was the principal independent public accountant as reported in the Registrant's Form 10-KSB for the fiscal year ended November 30, 1999, as filed with the Securities & Exchange Commission. This change in independent accountants was approved by the Board of Directors of the Registrant.

     There were no disagreements within the last two fiscal years and subsequent periods with Kish, Leake & Associates, P.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure, which disagreement(s), if not resolved to the satisfaction of Kish, Leake & Associates, P.C., would have caused that firm to make reference in connection with its reports to the subject matter of the disagreement(s) or any reportable events.

     The Registrant has requested that Kish, Leake & Associates, P.C., furnish it with a letter addressed to the Commission stating whether it agrees with the above statements. A copy of such letter, dated April 10, 2000, is filed as
Exhibit 16.1 to this Form 8-K.

ITEM 5.  OTHER EVENTS

     SUCCESSOR ISSUER ELECTION.

     Upon effectiveness of the merger, pursuant to Rule 12g-3(a) of the General Rules and Regulations of the Securities and Exchange Commission, Tessa became the successor issuer to Zaba for reporting purposes under the Securities Exchange Act of 1934 and elects to report under the Act effective as of the date of this report.

ITEM 7.     FINANCIAL STATEMENTS

     No financial statements are filed herewith. The Registrant shall file financial statements by amendment hereto not later than 60 days after the date that this initial report on Form 8-K must be filed.

Item 7(c).  Exhibits.

Number    Exhibit
------    -------

3.1 Articles of Incorporation and Amendments thereto of Tessa Complete Health Care, Inc.

3.2       Restated Bylaws of Tessa Complete Health Care, Inc.

10.1      Agreement and Plan of Reorganization between Zaba
          International, Inc. and Tessa Complete Health Care, Inc.

16.1 Letter of Resignation of Registrant's independent certified accountant, Kish, Leake & Associates, P.C.

ITEM 8.     CHANGE IN FISCAL YEAR

     The successor issuer is adopting a fiscal year end of December 31. Tessa will file a transitional annual report if and as required.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        TESSA COMPETE HEALTH CARE, INC.


                                        By:s/ Robert C. Flippin
                                           --------------------
                                           Robert C. Flippin, President


Date: April 10, 2000

                        TESSA COMPLETE HEALTH CARE, INC.
                         -------------------------------

                                   EXHIBIT 3.1

                        ---------------------------------

                            ARTICLES OF INCORPORATION
                             AND AMENDMENTS THERETO

                        --------------------------------

                                STATE OF GEORGIA

                          OFFICE OF SECRETARY OF STATE


I, Ben W. Fortson, Jr., Secretary of State of the
State of Georgia, do hereby certify that


                                "STRUCTOFAB, INC.

was on the     20th     day of         April,                    1967,

duly incorporated under the laws of the State of Georgia by the Superior Court

of     Bibb                County for a period of    Thirty-Five     years

from said date, in accordance with the certified copy hereto attached, and that a certified copy of the charter of said corporation has been duly filed in the office of the Secretary of State and the fees therefor paid, as provided by law.



                            In Testimony Whereof, I have hereunto set my hand and affixed the seal of office, at the Capitol, in the City of Atlanta, this 1st day of May, in the year of our Lord One Thousand Nine Hundred and Sixty Seven and of the Independence of the United States of America, the One Hundred and Ninety-First.

                            s/Ben W. Fortson, Jr.
                            ----------------------------------------------------
                                 Secretary of State, Ex-Officio Corporation
                                   Commissioner of the State of Georgia

GEORGIA, BIBB COUNTY.

     TO THE SUPERIOR COURT OF SAID COUNTY,

       The petition of William Y. Barnes, III, Joseph H. Chambless and Richard M. Olnick respectfully shows:

       1)  That they desire to be incorporated under the name

and style of

                          STRUCTOFAB, INC.

       2)  The capital stock of said corporation shall be Five

Thousand Dollars ($5,000) divided into 5,000 shares of common stock of a single class,  having a par value of $1.00 per share.

The amount of capital with which the corporation shall begin business shall be $5,000.00, all paid, either in money or property.

The corporation shall have the right to increase the capital stock to not in excess of One Hundred Fifty Thousand Dollars

($150,000.00) by a two-thirds majority vote of the shares of stock then outstanding and entitled to vote.

       3)  That the principal office of said corporation is to be in Bibb County, Georgia, with the right to establish branch

offices elsewhere in the United States and that petitioners desire that the charter be granted for a period of thirty-five (35)

years with the right of renewal as provided by law.

       4)  The general nature of the business to be carried on

by said corporation is that of designing, constructing, manufac-

turing, buying, selling and distributing plastics; chemicals;

fiberglas, plastic fabrication and related products, and to carry on any business similar to or in any way related to the foregoing,

permissible under the corporation laws of the State of Georgia,

which may be carried on to advantage in connection with the

business of the corporation, or which may tend to promote its interests; and to acquire, own, operate, lease and dispose of like businesses or parts thereof; to apply for and own trade-

marks, trade names, copyrights and patents and rights relating thereto; to act as agent and broker for other persons, to enter into contracts and partnerships with individuals and corporations;

to own, buy, sell, lease and deal in real estate and personal property of all kinds; to subscribe for, purchase, own, hold, sell,

mortgage and dispose of stocks and bonds and other obligations of other corporations; to lend money at legal rates of interest; to borrow money and make mortgages, security deeds and notes; to acquire, own, buy and sell its own stock; to guarantee, become surety upon or indorse the contracts or obligations of any other corporation, firm, association or individual, whether the

corporation has any direct interest in the subject matter of the contract or not, and also to make any purely accomodation

indorsement or contract of suretyship; and generally to have all other powers allowed to corporations under the Georgia Corpora-

tion Act of 1938 (Georgia Code Sections 22-1801, et seq.Sup) and

any other law or laws of the State of Georgia.

       5)  The post office address of each of the applicants

hereunder is 914 Persons Building, Macon, Georgia 31201.

       6)  Petitioners present herewith a certificate of the

Secretary of State showing that said proposed corporation is not the name of any other corporation now registered in that office.

       WHEREFORE, Petitioners pray that they may be incorporated

for the purposes herein set forth, with all additional powers,

rights, immunities and privileges as are now conferred by law upon corporations under the laws of Georgia.

                                    s/ Harris Russell & Watkins

                                    ------------------------------------------
P.O. Address:                       HARRIS, RUSSELL & WATKINS, ATTORNEYS FOR
914 Persons Building                PETITIONER
Macon, Georgia 31201

                  IN THE SUPERIOR COURT OF BIBB COUNTY, GEORGIA


IN RE:                                )
                                      )        APPLICATION FOR CHARTER
         STRUCTOFAB, INC.             )
                                      )


                                    O R D E R
                                    ---------

     The above and foregoing petition having been duly

presented to me;

     It appearing that said application is legitimately within

the purview and intention of the laws of the State of Georgia;

     IT IS CONSIDERED, ORDERED AND ADJUDGED that said applica-

tion be and the same is hereby granted and STRUCTOFAB, INC. is hereby granted a charter as prayed for in said petition.

     This 28 day of April , 1967.
          ----     -------

                                    s/ Hal Bell
                                    ------------------------------------------
                                    JUDGE, SUPERIOR COURTS, MACON JUDICIAL
                                    CIRCUIT

CLERK'S OFFICE, BIBB SUPERIOR COURT:

         I, ADAM H. GREENE, Clerk of Bibb Superior Court, do hereby certify that the attached petition for Charter for "STRUCTOFAB, INC." was this day filed and that the Clerk's fees of $6.05 have been paid.

         Witness my official signature and seal, this 28th day of  April    1967

                                    s/ Adam H. Greene
                                    ------------------------------------------
                                    Clerk, Bibb Superior Court

GEORGIA, BIBB COUNTY:

         I, ADAM H. GREENE, Clerk of Bibb Superior Court, do certify that the foregoing is a true and correct copy of Application for Charter for "STRUCTOFAB,

INC." with the order of the Judge thereon and the filing of the Clerk thereon,

receipts for Clerk's cost paid and affidavit and receipt of Publisher for deposit to cover four insertions in Macon News as prescribed by law.

         Witness my official signature and seal, this  28th  day of  April  1967


                                    s/ Adam H. Greene
                                    ------------------------------------------
                                    Clerk, Bibb Superior Court

                                STATE OF GEORGIA

                          OFFICE OF SECRETARY OF STATE


I, Ben W. Fortson, Jr., Secretary of State of the
State of Georgia, do hereby certify that


The articles of incorporation of "STRUCTOFAB, INC., were duly amended, as set forth in the annexed articles of amendment, dated the 13th day of November, 1969, granted by the Superior Court of

Bibb County and filed with the Clerk of that Court on the 13th day of November, 1969; that the original articles of amendment, have been duly filed in the office of the Secretary of State and the fees therefor paid, as provided by law.



                            In Testimony Whereof, I have hereunto set my hand and affixed the seal of office, at the Capitol, in the City of Atlanta, this 17th day of November, in the year of our Lord One Thousand Nine Hundred and Sixty Nine and of the Independence of the United States of America, the One Hundred and Ninety-Fourth.

                            s/Ben W. Fortson, Jr.
                            ----------------------------------------------------
                                 Secretary of State, Ex-Officio Corporation
                                   Commissioner of the State of Georgia

                  IN THE SUPERIOR COURT OF BIBB COUNTY, GEORGIA

     The petition of STRUCTOFAB, INC. respectfully shows the

Court:

     1)  The Articles of Amendment to the Charter of

petitioner are attached to this petition.

     2)  The Certificate of the Secretary of the Corporation,

attesting to the fact that the Amendments sought by this petition have been adopted and approved by the unanimous vote of all of the stockholders of the corporation, is attached hereto and made a part of this petition.

     WHEREFORE, Petitioner prays that these Articles of

Amendment be allowed by the Court and that petitioner's corporate charter be amended in accordance therewith, pursuant to the

Georgia Business Corporation Code, as amended.


                                    s/ T. Reese Watkins
                                    ------------------------------------------
                                      T. Reese Watkins, Attorney for
                                      Petitioner

P. O. Address:
1200 Georgia Power Building
Macon, Georgia 31201

                              ARTICLES OF AMENDMENT
                                STRUCTOFAB, INC.


     1)  The name of the corporation is STRUCTOFAB, INC.

     2)  The following Amendments to the charter of the corpora-

tion have been adopted by an unanimous vote of all of the

outstanding stock;

     (a)  Paragraph 2 of the charter of the corporation is

stricken and in lieu thereof the following Paragraph 2 is

substituted:

     "2)  The capital stock of said corporation shall

   be Twenty Thousand Dollars ($20,000.00) divided into

   1,000,000 shares of common stock of a single class,

   having a par value of two (2) cents per share."

     (b)  Paragraph 3 of the charter of the corporation is

stricken and in lieu thereof the following paragraph, numbered 3,

is adopted and approved:

     "3)  That the principal office of said corpora-

   tion is to be in Bibb County, Georgia, with the right

   to establish branch offices elsewhere in the United

   States and that the existence of this corporation

   shall be perpetual."

     The effect of this Amendment is only to provide

   that the existence of the corporation shall be

   perpetual.

     (c)  A new paragraph shall be added to the Charter of the

corporation which, when added, shall be numbered and read as follows:

     "7)  No holder of stock of any class of the

   corporation, now or hereafter authorized, shall have

   any preemptive right to purchase, subscribe for, or

   otherwise acquire any shares of stock of any class of the corporation, now or hereafter authorized, or any part-paid receipts or allotments, certificates in

   respect of any such shares, or any securities

   convertible into or exchangeable for any such shares,

   or any warrants, options or other instruments evidenc-

   ing rights to subscribe for purchase or otherwise

   acquire any such shares, whether such shares, receipts,

   certificates, securities, warrants, options or other

   instruments be unissued or issued and thereafter

   acquired by the corporation, and any such shares,

   receipts, certificates, securities, warrants, options

   or other instruments may be sold by the Board of

   Directors of the corporation without being first

   offered to the stockholders, at such price and to

   such purchasers, and upon such terms and conditions

   as the Board of Directors may deem advisable."

     (d)  A new paragraph shall be added to the charter of

the corporation which, when added, shall be numbered and read as follows:

     "8)  The corporation shall split the shares of common

   stock in the corporation so that each shareholder of record on November 1, 1969 shall receive seventy-six (76) shares

   of common stock having a par value of two (2) cents per

   share, in exchange for each share of common stock held

   by such shareholder on November 1, 1969."

     3)  The shareholders of all of the stock of the corpora-

tion adopted the foregoing amendments by an unanimous vote on

November 1, 1969.

     4)  Two-thirds majority vote of the shares of stock of

the corporation were required to adopt the amendments hereinabove set forth.  The number of shares outstanding and entitled to vote
                                                                Page 2
when said amendments were adopted was 5,000 and the vote for the amendments was 5,000.

     5)  The manner and basis for the exchange of the out-

standing stock of the corporation at the time of the adoption of the foregoing amendments are set forth in Paragraph (d) above.

     6)  The adoption of the foregoing amendments effects a

change in the amount of stated capital by raising the sum from

$5,000.00 to $20,000.00 and by dividing such capital of

$20,000.00 into one million shares of the par value of two (2)

cents per share.

     IN WITNESS WHEREOF, the undersigned has caused these

Articles of Amendment to be executed and submitted by its duly authorized officers.

                                    STRUCTOFAB, INC.         (SEAL)

                                    By  s/Alvin G. Hirsh
                                      ---------------------------
                                      Alvin G. Hirsh, President

                                    Attest:

                                        s/Milton Hirsh

                                      --------------------------
                                      Hilton Hirsh, Secretary.





                                                                Page 3

                                    O R D E R
                                    ---------

     The within Articles of Amendment of Structofab, Inc.,

submitted with its petition for adoption thereof having been examined and found lawful;

     IT IS, THEREUPON, CONSIDERED, ORDERED AND ADJUDGED that

said Articles of Amendment be and they are hereby approved

and adopted and made a part of the Articles of Incorporation of

Structofab, Inc., pursuant to applicable provisions of the

Georgia Business Corporation Code as amended.

     This  13  day of November, 1969.
          ----

                                    s/ Hal Bell

                                    ------------------------------------------
                                    JUDGE, SUPERIOR COURT OF BIBB COUNTY,
                                    GEORGIA

MACON
TELEGRAPH AND NEWS
Broadway and
Riverside Drive
Macon, Georgia
Phone 743-2621



STATE OF GEORGIA,
COUNTY OF BIBB:

     Personally appeared before me, a Notary Public within

and for the above State and County,    Lillian Levine
                                    -----------------------
who deposes and says that  she is  checking Clerk for The

Macon Telegraph Publishing Company,publishers of  THE MACON

NEWS, and that   $60.00  has been paid for publication of

notice of Articles of Amendment to

                          STRUCTOFAB, INC.



                                    s/Lillian Levine
                                    --------------------------------
                                      Deponent

Sworn to and subscribed before

me, this  13    day of   November    , 19   69.
         ------       ---------------     ----


s/Gladye Abel
-----------------------------------------------
Notary Public, State of Georgia,
Bibb County

CLERK'S OFFICE, BIBB SUPERIOR COURT:


     I, ADAM H. GREENE, Clerk of Bibb Superior Court, do hereby certify that the above and foregoing is a true and correct copy of
                                                  -----------------------------
                             Documents of Amendment
-------------------------------------------------------------------------------
with the order of the Judge and Publisher's affidavit of
                                                        ----------------------
                           STRUCTOFAB, INC.
------------------------------------------------------------------------------

------------------------------------------------------------------------------
a conformed copy thereof having been this date filed in said clerk's office.

     I further certify that the clerk's fees of $15.00 have been paid.

     WITNESS, my Official Signature and the Seal of the Court, this  13th
                                                                    -------
day of  November   , 19  69.
      -------------    ----


                                    s/ Adam H. Greene
                                    ------------------------------------------
                                    Clerk, Superior Court
                                    Bibb County, Georgia

                                STATE OF GEORGIA

                          OFFICE OF SECRETARY OF STATE


I, Ben W. Fortson, Jr., Secretary of State of the
State of Georgia, do hereby certify that


The articles of incorporation of "STRUCTOFAB, INC., were duly amended as set forth in the annexed articles of amendment granted by the Superior

Court of Bibb County on the 11th day of March, 1976, and filed with the Clerk of that Court on the 11th day of March, 1976,

that the original articles of amendment have been duly filed in the office of the Secretary of State and the fees paid therefor,

as provided by law.



                            In Testimony Whereof, I have hereunto set my hand and affixed the seal of office, at the Capitol, in the City of Atlanta, this 19th day of March in the year of our Lord One Thousand Nine Hundred and Seventy

                              Six and of the  Independence  of the United States
                            of America, the Two Hundredth.

                            s/Ben W. Fortson, Jr.
                            ----------------------------------------------------
                                 Secretary of State, Ex-Officio Corporation
                                   Commissioner of the State of Georgia

                  IN THE SUPERIOR COURT OF BIBB COUNTY, GEORGIA

     The petition of STRUCTOFAB, INC. respectfully shows

the Court:

     (1)  The Articles of Amendment to the Charter of

petitioner are attached to this petition.

     (2)  The Certificate of the Secretary of the Corporation,

attesting to the fact that the Amendments sought by this petition have been adopted and approved by a majority vote of all the stockholders of the corporation, is attached hereto and made a part of this petition.

     WHEREFORE, Petitioner prays that these Articles of

Amendment be allowed by the Court and that petitioner's corporate charter be amended in accordance therewith, pursuant to the

Georgia Business Corporation Code, as amended.


                                    s/ William Y. Barnes, III
                                    ------------------------------------------
                                    William Y. Barnes, Attorney for
                                    Petitioner

850 Georgia Power Building
Macon, Georgia 31201

                              ARTICLES OF AMENDMENT

                                STRUCTOFAB, INC.


     1)  The name of the corporation is STRUCTOFAB, INC.

     2)  The following Amendments to the charter of the corpora-

tion have been adopted by a majority vote of all of the outstand-

ing stock;

          Paragraph 2 of the charter of the corporation is stricken

and in lieu thereof the following Paragraph 2 is substituted:

     "2)  The capital stock of this corporation shall be Forty

          Thousand Dollars ($40,000.00) divided into 2,000,000 shares of common stock of a single class, having a par value

          of two (2) cents per share."

     3)  The foregoing Amendment was adopted by the shareholders of the corporation on February 20, 1976.

     4)  A majority vote of the shares of stock of the corporation was required to adopt the Amendment herein above set forth.  The number of shares outstanding and entitled to vote when said Amendment was adopted was 743,100 and the vote was as follows:  In favor of the

Amendment - 456,665  ;  opposed to Amendment - 3,100         .

     IN WITNESS WHEREOF, the undersigned has caused these Articles of Amendment to be executed and submitted by its duly authorized officers.

                                    STRUCTOFAB, INC.         (SEAL)

                                    By  s/Robert Handler

                                      ---------------------------
                                      Robert Handler, President

                                    Attest:

                                        s/William B. Hebenstreit
                                      --------------------------
                                      William B. Hebenstreit, Secretary

                                    O R D E R
                                    ---------

     The within Articles of Amendment of Structofab, Inc.,

submitted with its petition for adoption thereof having been examined and found lawful;

     IT IS, THEREUPON, CONSIDERED, ORDERED AND ADJUDGED that

said Articles of Amendment be and they are hereby approved and adopted and made a part of the Articles of Incorporation of

Structofab, Inc., pursuant to applicable provisions of the

Georgia Business Corporation Code as amended.

     This  11th  day of March, 1976.
          ------

                                    s/ Geo. B. Culpepper
                                    ------------------------------------------
                                    JUDGE, SUPERIOR COURT OF BIBB
                                    COUNTY, GEORGIA

MACON
TELEGRAPH AND NEWS
Broadway and
Riverside Drive
Macon, Georgia
Phone 743-2621



STATE OF GEORGIA,
COUNTY OF BIBB:

     Personally appeared before me, a Notary Public within

and for the above State and County,    Connie Lassiter
                                    -----------------------
who, after being duly sworn, deposes and says that she is check-

ing Clerk for The Macon Telegraph Publishing Company, publishers of THE MACON NEWS, the official organ of said County; that there has been deposited with said newspaper the sum of $60.00 for the cost of publishing therein once a week for four consecutive weeks a notice of granting of  Articles of Amendment

                          "STRUCTOFAB, INC."

as provided by Georgia Code Section 22-802(d)(2).


                                    s/Connie Lassiter
                                    --------------------------------
                                      Deponent  Deputy Clerk

Sworn to and subscribed before me, this

  11th    day of   March     , 19   76.
---------       -------------     ----


s/Aline T. Byrd
-----------------------------------------------
Notary Public, State of Georgia, Bibb

County; My Commission Expires  Sep 16 1977
                             ---------------

CLERK'S OFFICE, BIBB SUPERIOR COURT:


     I, ADAM H. GREENE, Clerk of Bibb Superior Court, do hereby certify that the

above and foregoing is a true and correct copy of   Articles of Amendment
                                                  -----------------------------

-------------------------------------------------------------------------------
with the order of the Judge and Publisher's affidavit of
                                                        ----------------------
                               "Structofab, Inc."
------------------------------------------------------------------------------

------------------------------------------------------------------------------
a conformed copy thereof having been this date filed in said clerk's office.

     I further certify that the clerk's fees of $15.00 have been paid.

     WITNESS, my Official Signature and the Seal of the Court, this  11th
                                                                    -------
day of    March    , 19  76.
      -------------    ----


                                    s/ Adam H. Greene
                                    ------------------------------------------
                                    Clerk, Superior Court
                                    Bibb County, Georgia

                                STATE OF GEORGIA

                          OFFICE OF SECRETARY OF STATE


I, Max Cleland, Secretary of State of the State of
Georgia, do hereby certify that


the articles of incorporation of "STRUCTOFAB, INC., have been duly amended under the laws of the State of Georgia on the 14th day of April, 1986, by the filing of articles of amendment in the office of the Secretary of State and the fees therefor paid, as provided by law, and that attached hereto is a true copy of said articles of amendment.


                            In Testimony Whereof, I have hereunto set my hand and affixed the seal of my office, at the Capitol, in the City of Atlanta, this 14th day of April in the year of our Lord One Thousand Nine Hundred and Eighty

                              Six and of the  Independence  of the United States
                            of America, the Two Hundred and Ten.

                                  s/Max Cleland
                            ----------------------------------------------------
                                            Secretary of State
                                       Commissioner of Corporations

                              ARTICLES OF AMENDMENT

                                STRUCTOFAB, INC.


1.)  The name of the corporation is STRUCTOFAB, INC.

2.)  The following Amendments to the charter of the corporation have been adopted by a majority vote of all of the outstanding stock;


     Paragraph 2 of the charter of the corporation is stricken and in lieu thereof the following Paragraph 2 is substituted:

          2.) The Capital Stock of said corporation shall be Twenty Thousand Dollars ($20,000.00) divided into 5,000,000 shares of Common Stock of a single class, having a par value of two (2) cents per share.

     IN WITNESS WHEREOF, the undersigned has caused these Articles of Amendment to be executed and submitted by its duly authorized officers.

                                    STRUCTOFAB, INC., by

March 1, 1986                       s/Robert Handler
                                    -----------------------------
                                    Robert Handler, President

                            MACON TELEGRAPH AND NEWS
                 120 Broadway - P.O. Box 4167 - Macon, GA 31213


                                                          AD NUMBER    612390

                                  912-744-4317

STATE OF GEORGIA                                          STRUCTOFAB AMENDMENT
COUNTY OF BIBB


     PERSONALLY APPEARED BEFORE ME,        Georgia, Bibb County
                                                 ARTICLES OF AMENDMENT
A NOTARY PUBLIC WITHIN AND FOR ABOVE         The Articles of Incorporation of
                                           Structofab, Inc., have been duly
STATE AND COUNTY, JIM HUNTSINGER,          amended on the 14th day of April,
                                           1986, by the issuance of a
WHO DEPOSES AND SAYS HE IS CHECKING        certificate of amendment by the
                                           Secretary of State, in accordance
CLERK FOR THE MACON TELEGRAPH AND NEWS     with the applicable provisions of the
                                           Georgia Profit Corporation Code.
AND IS DULY AUTHORIZED BY THE PUBLISHER    JOSEPH E. DEMING, ATTY.
                                           150 River Road, Suite A2
THEREOF TO MAKE THIS AFFIDAVIT, AND THAT   Montville, New Jersey 07045
                                           5/10, 17, 24, 31, 1986-612390
ADVERTISEMENT AS PER ATTACHED CLIPPING

HAS BEEN PUBLISHED IN THE MACON TELEGRAPH

AND NEWS ON THE FOLLOWING DATES:

   05/10, 05/17, 05/24, 05/31

     SIGNED  s/Jim Huntsinger

SWORN TO AND SUBSCRIBED BEFORE ME

THIS 31 DAY OF MAY, 1986

s/Dawn W. Waites

NOTARY PUBLIC, BIBB COUNTY, GEORGIA

MY COMMISSION EXPIRES AUGUST 1, 1987

MISCELLANEOUS LEGAL
120 BROADWAY
MACON              GA  31213

   SECRETARY OF STATE                    DOCKET NUMBER      :  980350875
  Corporations Division                  CONTROL NUMBER     :  7602267
  Suite 315, West Tower                  EFFECTIVE DATE     :  02/12/1998
2 Martin Luther King Jr. Dr.             REFERENCE          :  0045
Atlanta, Georgia 30334-1530              PRINT DATE         :  02/12/1998
                                         FORM NUMBER        :  611

JOHN B. OWY
645 FIFTH AVE.
4TH FLOOR
NEW YORK, NY  10022


                      CERTIFICATE OF NAME CHANGE AMENDMENT


I, Lewis A. Massey, the Secretary of State and the Corporation
Commission of the State of Georgia, do hereby certify under the seal of my office that

                                STRUCTOFAB, INC.
                          A DOMESTIC PROFIT CORPORATION


has filed articles of amendment in the office of the Secretary of State changing its name to

                        TESSA COMPLETE HEALTH CARE, INC.

and has paid the required fees as provided by Title 14 of the Official Code of Georgia Annotated. Attached hereto is a true and correct copy of said articles of amendment.

WITNESS my hand and official seal in the City of Atlanta and the State of Georgia on the date set forth above.

                                          s/Lewis A. Massey

                                                 Lewis A. Massey
                                                Secretary of State

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                            ARTICLES OF INCORPORATION
                                       OF
                                STRUCTOFAB, INC.
                         Under Section 14-2-1006 of the
                        Georgia Business Corporation Code
                        ---------------------------------

     STRUCTOFAB, INC., (the "Corporation"), a corporation organized and existing under and by virtue of the Georgia Business Corporation Code, DOES HEREBY CERTIFY

     FIRST: That the Board of Directors of said Corporation, by written consent filed with the minutes of the Board, adopted the following resolutions proposing and declaring advisable the following amendments to the Articles of Incorporation of said Corporation:

     "1. That Paragraph 1) of the Articles of Incorporation be amended and, as amended, read as follows:

                  "1) The name of the Corporation is TESSA COMPLETE HEALTH CARE, INC.";

     2. That Paragraph 2) of the Articles of Incorporation be amended and, as amended, read as follows:

                  "2) The total  authorized  capital  stock of this  Corporation
shall  be  One  Million  Dollars   ($1,000,000)   consisting  of  Fifty  Million
(50,000,000) shares of Common Stock, with a par value of $.02 per share."

     3. The foregoing amendments are effective as of the opening of business on February 12, 1998.

     4. Effective as of the opening of business on February 12, 1998, the Corporation's outstanding shares are reverse split on a one-for-25 basis, so that each 25 shares of Common Stock, $.02 par value outstanding prior to the reverse split shall, without further action, become one share of Common Stock, $.02 par value after the reverse split.

     SECOND: That the aforesaid amendments and reverse split were duly adopted in accordance with the applicable provisions of Section 14-2-1003 of the Georgia Business Corporation Code, at a meeting of stockholders duly called and held for the above purposes, on February 12, 1998.

     IN WITNESS  WHEREOF,  the  Corporation  has caused this  Certificate  to be
signed by Robert Handler, its President, this   9   day of February, 1998.
                                              -----

                                               STRUCTOFAB, INC.


                                        By:    s/Robert Handler
                                               ---------------------------------
                                               Robert Handler, President

[STRI0001.018]

                              CERTIFICATE OF MERGER

THIS IS TO CERTIFY:

         1. PARTIES. Pursuant to the terms of that certain definitive Agreement and Plan of Reorganization dated March 16 , 2000 (the "Agreement"), Tessa Complete Health Care, Inc. ("Tessa"), a corporation formed pursuant to the laws of the State of Georgia, has acquired all of the issued and outstanding common voting stock of Zaba International, Inc. ("Zaba"), a corporation formed pursuant to the laws of the State of Colorado, effective March 16 , 2000 (the "Effective Date").

         2. APPROVAL. The terms of the Agreement were approved by the unanimous vote of the Board of Directors and Shareholders of Zaba by written consents pursuant to the laws of the State of Colorado. The terms of the Agreement were approved by the unanimous vote of the Board of Directors of Tessa by written consent pursuant to the laws of the State of Georgia and approved by the affirmative vote of the holders of a majority of the issued and outstanding stock at a meeting of shareholders of Tessa held pursuant to proper notice (or waiver thereof).

         3. SHARE EXCHANGE. The Agreement provides that all of the shareholders of Zaba, representing 2,407,165 issued and outstanding common shares, shall exchange their respective shares for an aggregate of 275,000 shares of Tessa common stock, to be distributed to each Zaba shareholder pro rata to their respective ownership in Zaba at the Effective Date. Immediately prior to the Effective Date, there were 13,986,709 common shares of Tessa issued and outstanding.

         4. SURVIVING ENTITY. Pursuant to the terms of the Agreement, Tessa shall be the surviving entity and, upon the Effective Date and upon filing of this Certificate of Merger with the Georgia Secretary of State and filing of Articles of Merger with the Colorado Secretary of State and issuance of an applicable Certificate of Merger by the Secretary of State for the State of Colorado, Zaba shall cease to exist as a bona fide Colorado corporation.

         5. ARTICLES OF INCORPORATION. The Articles of Incorporation of the Surviving Corporation as in effect as of the Effective Date shall continue in full force and effect, without amendment or modification thereto.

         6. PLAN OF MERGER OR SHARE EXCHANGE. The executed Agreement and Plan of Reorganization and Plan of Merger is on file at the principal place of business of Tessa located at One South 443 Summit Avenue, Suite 201, Oakbrook Terrace, Illinois 60181, and copy thereof will be furnished on request and without cost to any shareholder of any corporation that is a party to the merger.

         7. UNDERTAKING OF SURVIVING CORPORATION. Upon the Effective Date, Tessa, as the Surviving Corporation, hereby agrees that it will cause and submit payment for a request for publication of a notice of the filing of this Certificate of Merger pursuant to ss. 14-2-1105.1(b) of the Georgia Business Corporation Code.

         Executed this   16th  day of       March            , 2000.
                       -------        -----------------------

                                          TESSA COMPLETE HEALTH CARE, INC.


                                          By:  s/Robert C. Flippin
                                             ---------------------------------
                                          Its: President
                                              --------------------------------

                        TESSA COMPLETE HEALTH CARE, INC.
                        --------------------------------

                                   EXHIBIT 3.2

                        ---------------------------------

                                 RESTATED BYLAWS

                        --------------------------------

                         INDEX TO THE RESTATED BYLAWS OF

                        TESSA COMPLETE HEALTH CARE, INC.


ARTICLE I - OFFICES..........................................................  1
                  SECTION 1.  Offices........................................  1
                  SECTION 2.  Registered Office..............................  1

ARTICLE II - SHAREHOLDERS....................................................  1
                  SECTION 1.  Annual Meeting.................................  1
                  SECTION 2.  Special Meetings...............................  2
                  SECTION 3.  Place of Meetings..............................  2
                  SECTION 4.  Notice of Meeting..............................  2
                  SECTION 5.  Fixing of Record Date..........................  3
                  SECTION 6.  Voting Lists...................................  3
                  SECTION 7.  Recognition Procedure for Beneficial Owners....  4
                  SECTION 8.  Quorum and Manner of Acting....................  4
                  SECTION 9.  Proxies........................................  4
                  SECTION 10.  Voting of Shares..............................  5
                  SECTION 11.  Corporation's Acceptance of Votes.............  6
                  SECTION 12.  Informal Action by Shareholders...............  7
                  SECTION 13.  Meetings by Telecommunication.................  7

ARTICLE III - BOARD OF DIRECTORS.............................................  8
                  SECTION 1.  General Powers.................................  8
                  SECTION 2.  Number, Qualifications and Tenure..............  8
                  SECTION 4.  Regular Meetings...............................  8
                  SECTION 5.  Special Meetings...............................  8
                  SECTION 6.  Notice.........................................  9
                  SECTION 7.  Quorum.........................................  9
                  SECTION 8.  Manner of Acting...............................  9
                  SECTION 9.  Compensation...................................  9
                  SECTION 10.  Presumption of Assent.........................  9
                  SECTION 11.  Committees.................................... 10
                  SECTION 12.  Informal Action by Directors.................. 10
                  SECTION 13.  Telephonic Meetings........................... 10
                  SECTION 14.  Standard of Care.............................. 11

ARTICLE IV - OFFICERS AND AGENTS............................................. 11
                  SECTION 1.  General........................................ 11
                  SECTION 2.  Appointment and Term of Office................. 11
                  SECTION 3.  Resignation and Removal........................ 11

                                        i

                  SECTION 4.  Vacancies...................................... 12
                  SECTION 5.  President...................................... 12
                  SECTION 6.  Vice Presidents................................ 12
                  SECTION 7.  Secretary...................................... 12
                  SECTION 8.  Treasurer...................................... 13

ARTICLE V - STOCK............................................................ 13
                  SECTION 1.  Certificates................................... 13
                  SECTION 2.  Consideration for Shares....................... 14
                  SECTION 3.  Lost Certificates.............................. 15
                  SECTION 4.  Transfer of Shares............................. 15
                  SECTION 5.  Transfer Agent, Registrars and Paying Agents... 15

ARTICLE VI - INDEMNIFICATION OF CERTAIN PERSONS.............................. 15
                  SECTION 1.  Indemnification................................ 15
                  SECTION 2.  Right to Indemnification....................... 16
                  SECTION 3.  Effect of Termination of Action................ 16
                  SECTION 4.  Groups Authorized to Make Indemnification
                       Determination......................................... 16
                  SECTION 5.  Court-Ordered Indemnification.................. 17
                  SECTION 6.  Advance of Expenses............................ 17
                  SECTION 7.  Additional Indemnification to Certain
                  Persons Other Than Directors............................... 17
                  SECTION 8.  Witness Expenses............................... 18
                  SECTION 9.  Report to Shareholders......................... 18

ARTICLE VII - INSURANCE...................................................... 18
                  SECTION 1.  Provision of Insurance......................... 18

ARTICLE VIII - MISCELLANEOUS................................................. 18
                  SECTION 1.  Seal........................................... 18
                  SECTION 2.  Fiscal Year.................................... 18
                  SECTION 3.  Amendments..................................... 18
                  SECTION 4.  Receipt of Notices by the Corporation.......... 19
                  SECTION 5.  Gender......................................... 19
                  SECTION 6.  Conflicts...................................... 19
                  SECTION 7.  Definitions.................................... 19

CERTIFICATE.................................................................. 19

                                       ii

                                 RESTATED BYLAWS

                                       OF

                        TESSA COMPLETE HEALTH CARE, INC.



                               ARTICLE I - OFFICES

     SECTION 1. Offices. The principal office of the corporation shall be designated from time to time by the corporation and may be within or outside of Georgia.

     The corporation may have such other offices, either within or outside of the State of Georgia, as the board of directors may designate or as the business of the corporation may require from time to time.

     SECTION 2. Registered Office. The registered office of the corporation, required by the Georgia Business Corporation Code to be maintained in the State of Georgia, may be, but need not be, identical with the principal office in the State of Georgia, and the address of the registered office may be changed from time to time by the board of directors.

                            ARTICLE II - SHAREHOLDERS

     SECTION 1. Annual Meeting. The annual meeting of the shareholders shall be held during the month of August of each year on a date and at a time fixed by the board of directors of the corporation (or by the president in the absence of action by the board of directors) beginning with the year 2000, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the election of directors is not held on the day fixed as provided herein for any annual meeting of the shareholders, or any adjournment thereof, the board of directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as it may conveniently be held.

     A shareholder may apply to the superior court in the county in Georgia where the corporation's principal office is located or, if the corporation has no principal office in Georgia, to the superior court of the county in which the corporation's registered office is located to seek an order that a shareholder meeting be held (i) if an annual meeting was not held within six months after the close of the corporation's most recently ended fiscal year or fifteen months after its last annual meeting, whichever is earlier, or (ii) if the shareholder participated in a proper call of or proper demand for a special meeting and notice of the special meeting was not given within thirty days after the date of the call or the date the last of the demands necessary to require calling of the meeting was received by the corporation pursuant to ss. 4-2-703(2)(A) of the Georgia Business Corporation Code, or the special meeting was not held in accordance with the notice.

                                        1

     SECTION 2. Special Meetings. Unless otherwise prescribed by statute, special meetings of the shareholders may be called for any purpose by the president or by the board of directors. The president shall call a special meeting of the shareholders if the corporation receives one or more written demands for the meeting, stating the purpose or purposes for which it is to be held, signed and dated by holders of shares representing at least ten percent of all the votes entitled to be cast on any issue proposed to be considered at the meeting.

     SECTION 3. Place of Meetings. The board of directors may designate any place, either within or outside of the State of Georgia, as the place for any annual meeting or any special meeting called by the board of directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or outside the State of Georgia, as the place for such meeting. If no designation is made, or if a special meeting is called other than by the board, the place of meeting shall be the principal office of the corporation.

     SECTION 4. Notice of Meeting. Written notice stating the place, date and hour of the meeting shall be given not less than ten nor more than sixty days before the date of the meeting, except that (i) if the number of authorized shares is to be increased, at last thirty days' notice shall be given, or (ii) any other longer notice period is required by the Georgia Business Corporation Code. The secretary shall be required to give such notice only to shareholders entitled to vote at the meeting except as otherwise required by the Georgia Business Corporation Code.

     Notice of a special meeting shall include a description of the purpose or purposes of the meeting. Notice of an annual meeting need not include a description of the purpose or purposes of the meeting except the purpose or purposes shall be stated with respect to (i) an amendment to the articles of incorporation of the corporation; (ii) a merger or share exchange in which the corporation is a party and, with respect to a share exchange, in which the corporation's shares will be acquired; (iii) a sale, lease, exchange or other disposition, other than in the usual and regular course of business, of all or substantially all of the property of the corporation or of another entity which this corporation controls, in each case with or without the goodwill; (iv) a dissolution of the corporation; (v) restatement of the articles of incorporation; or (vi) any other purpose for which a statement of purpose is required by the Georgia Business Corporation Code. Notice shall be given personally or by mail, private carrier, telegraph, teletype, electronically transmitted facsimile or other form of wire or wireless communication by or at the direction of the president, the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed and if in a comprehensible form, such notice shall be deemed to be given and effective when deposited in the united States mail, properly addressed to the shareholder at his address as it appears in the corporation's current record of shareholders, with first class postage prepaid. If notice is given other than by mail, and provided that such notice is in a comprehensible form, the notice is given and effective on the date actually received by the shareholder.

     If requested by the person or persons lawfully calling such meeting, the secretary shall give notice thereof at corporate expense. No notice need be sent to any shareholder if three successive notices mailed to the last known address of such shareholder have been returned as undeliverable until such time as another address for such shareholder is made known to the corporation by such shareholder. In order to be entitled to receive notice of any meeting, a shareholder shall advise the corporation in writing of any change in such shareholders' mailing address as shown on the corporation's books and records.

                                        2

     When a meeting is adjourned to another date, time or place, notice need not be given of the new date, time or place if the new date, time or place of such meeting is announced before adjournment at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which may have been transacted at the original meeting. If the adjournment is for more than 120 days, or if a new record date is fixed for the adjourned meeting, a new notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting as of the new record date.

     A shareholder may waive notice of a meeting before or after the time and date of the meeting by a writing signed by such shareholder. Such waiver shall be delivered to the corporation for filing with the corporate records, but this delivery and filing shall not be conditions to the effectiveness of the waiver. Further, by attending a meeting either in person or by proxy, a shareholder waives objection to lack of notice or defective notice of the meeting unless the shareholder objects at the beginning of the meeting to the holding of the meeting or the transaction of business at the meeting because of lack of notice or defective notice. By attending the meeting, the shareholder also waives any objection to consideration at the meeting of a particular matter not within the purpose or purposes described in the meeting notice unless the shareholder objects to considering the matter when it is presented.

     SECTION 5. Fixing of Record Date. For the purpose of determining shareholders entitled to (i) notice of or to vote at any meeting of shareholders or any adjournment thereof, (ii) receive distributions or share dividends, (iii) demand a special meeting, or (iv) make a determination of shareholders for any other proper purpose, the board of directors may fix a future date as the record date for any such determination of shareholders, such date in any case to be not more than seventy days, and, in case of a meeting of shareholders, not less than ten days, prior to the date on which the particular action requiring such determination of shareholders is to be taken. If no record date is fixed by the directors, the record date shall be the day before the notice of the meeting it given to shareholders, or the date on which the resolution of the board of directors providing for a distribution is adopted, as the case may be. When a determination of shareholders entitled to vote at any meeting of shareholders is made as provided in this Section, such determination shall apply to any adjournment thereof unless the board of directors fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting. Unless otherwise specified when the record date is fixed, the time of day for such determination shall be as of the corporation's close of business on the record date.

     Notwithstanding the above, the record date for determining the shareholders entitled to take action without a meeting or entitled to be given notice of action so taken shall be the date a writing upon which the action is taken is first received by the corporation. The record date for determining shareholders entitled to demand a special meeting shall be the date of the earliest of any of the demands pursuant to which the meeting is called.

     SECTION 6. Voting Lists. After a record date is fixed for a shareholder's meeting, the secretary shall make, at the earlier of ten days before such meeting or two business days after notice of the meeting has been given, a complete list of the shareholders entitled to be given notice of such meeting or any adjournment thereof. The list shall be arranged by voting group by class or series of shares, shall be in alphabetical order within each class or series, and shall show the address of and the number of shares of each class or series held by each shareholder. For the period beginning the earlier of ten days prior to the meeting or two business days after notice of the meeting is given and continuing through the meeting and any adjournment thereof, this list shall be kept on file at the principal office of

                                        4
the corporation, or at a place (which shall be identified in the notice) in the city where the meeting will be held. Such list shall be available for inspection on written demand by any shareholder (including for the purpose of this Section 6 any holder of voting trust certificates) or his agent or attorney during regular business hours and during the period available for inspection. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

     Any shareholder, his agent or attorney may copy the list during regular business hours and during the period it is available for inspection, provided
(i) the shareholder holds at least two percent of all outstanding shares of any class of shares as of the date of the demand, (ii) the demand is made in good faith and for a purpose reasonably related to the demanding shareholder's interest as a shareholder, (iii) the shareholder describes with reasonable particularity the purpose and the records the shareholder desires to inspect,
(iv) the records are directly connected with the described purpose, and (v) the shareholder pays a reasonable charge covering the costs of labor and materials for such copies, not to exceed the estimated cost of production and reproduction.

     SECTION 7. Recognition Procedure for Beneficial Owners. The board of directors may adopt by resolution a procedure whereby a shareholder of the corporation may certify in writing to the corporation that all or a portion of the shares registered in the name of such shareholder are held for the account of a specified person or persons. The resolution may set forth (i) the types of nominees to which it applies; (ii) the rights or privileges that the corporation will recognize in a beneficial owner, which may include rights and privileges other than voting; (iii) the form of certification and the information to be contained therein; (iv) if the certification is with respect to a record date, the time within which the certification must be received by the corporation; (v) the period for which the nominee's use of the procedure is effective; and (vi) such other provisions with respect to the procedure as the board deems necessary or desirable. Upon receipt by the corporation of a certificate complying with the procedure established by the board of directors, the person specified in the certification shall be deemed, for the purpose or purposes set forth in the certification, to be the registered holders of the number of shares specified in place of the shareholder making the certification.

     SECTION 8. Quorum and Manner of Acting. A majority of the votes entitled to be cast on a matter by a voting group represented in person or by proxy shall constitute a quorum of that voting group for action on the matter. If less than one-third of such votes are represented at a meeting, a majority of the votes so represented may adjourn the meeting from time to time without further notice, for a period not to exceed 120 days for any one adjournment. If a quorum is present at such adjourned meeting, any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, unless the meeting is adjourned and a new record date is set for the adjourned meeting.

     If a quorum exists, action on a matter other than the election of directors by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast within the voting group opposing the action, unless the vote of a greater number or voting by classes is required by law or the articles of incorporation.

     SECTION 9. Proxies. At all meetings of shareholders, a shareholder may vote by proxy by signing an appointment form or similar writing, either personally or by his duly authorized attorney-in- fact. A shareholder may also appoint a proxy by transmitting or authorizing the transmission of a

                                        4
telegram, teletype, or other electronic transmission providing a written statement of the appointment to the proxy, a proxy solicitor, proxy support service organization, or other person duly authorized by the proxy to receive appointments as agent for the proxy, or to the corporation. The transmitted appointment shall set forth or be transmitted with written evidence from which it can be determined that the shareholder transmitted or authorized the transmission of the appointment. The proxy appointment form or similar writing shall be filed with the secretary of the corporation before or at the time of the meeting. The appointment of a proxy is effective when received by the corporation and is valid for eleven months unless a different period is expressly provided in the appointment form or similar writing.

     Any complete copy, including an electronically transmitted facsimile, of an appointment of a proxy may be substituted for or used in lieu of the original appointment for any purpose for which the original appointment could be used.

     Revocation of a proxy does not affect the right of the corporation to accept the proxy's authority unless (i) the corporation had notice that the appointment was coupled with an interest and notice that such interest is extinguished is received by the secretary or other officer or agent authorized to tabulate votes before the proxy exercises his authority under the appointment, or (ii) other notice of the revocation of the appointment is received by the secretary or other officer or agent authorized to tabulate votes before the proxy exercises his authority under the appointment. Other notice of revocation may, in the discretion of the corporation, be deemed to include the appearance at a shareholders' meeting of the shareholder who granted the proxy and his voting in person on any matter subject to a vote at such meeting.

     The death or incapacity of the shareholder appointing a proxy does not affect the right of the corporation to accept the proxy's authority unless notice of the death or incapacity is received by the secretary or other officer or agent authorized to tabulate votes before the proxy exercises his authority under the appointment.

     The corporation shall not be required to recognize an appointment made irrevocable if it has received a writing revoking the appointment signed by the shareholder (including a shareholder who is a successor to the shareholder who granted the proxy) either personally or by his attorney-in-fact, notwithstanding that the revocation may be a breach of an obligation of the shareholder to another person not to revoke the appointment.

     Subject to Section 11 and any express limitation on the proxy's authority appearing on the appointment form, the corporation is entitled to accept the proxy's vote or other action as that of the shareholder making the appointment.

     SECTION 10. Voting of Shares. Each outstanding share, regardless of class, shall be entitled to one vote, except in the election of directors, and each fractional share shall be entitled to a corresponding fractional vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the articles of incorporation as permitted by the Georgia Business Corporation Code. Cumulative voting shall not be permitted in the election of directors or for any other purpose. Each holder of stock shall be entitled to vote in the election of directors and shall have as many votes for each of the shares owned by him as there are directors to be elected and for whose election he has the right to vote.

                                        5

     At each election of directors, that number of candidates equalling the number of directors to be elected, having the highest number of votes cast in favor of their election, shall be elected to the board of directors.

     Except as otherwise ordered by a court of competent jurisdiction upon a finding that the purpose of this Section would not be violated in the circumstances presented to the court, the shares of the corporation are not entitled to be voted if they are owned, directly or indirectly, by a second corporation, domestic or foreign, and the first corporation owns, directly or indirectly, a majority of the shares entitled to vote for directors of the second corporation except to the extent the second corporation holds the shares in a fiduciary capacity.

     Redeemable shares are not entitled to be voted after notice of redemption is mailed to the holders and a sum sufficient to redeem the shares has been deposited with a bank, trust company or other financial institution under an irrevocable obligation to pay the holders the redemption price on surrender of the shares.

     SECTION 11. Corporation's Acceptance of Votes. If the name signed on a vote, consent, waiver, proxy appointment, or proxy appointment revocation corresponds to the name of a shareholder, the corporation, if acting in good faith, is entitled to accept the vote, consent, waiver, proxy appointment or proxy appointment revocation and give it effect as the act of the shareholder. If the name signed on a vote, consent, waiver, proxy appointment or proxy appointment revocation does not correspond to the name of a shareholder, the corporation, if acting in good faith, is nevertheless entitled to accept the vote, consent, waiver, proxy appointment or proxy appointment revocation and to give it effect as the act of the shareholder if:

          (i) the shareholder is an entity and the name signed purports to be that of an officer or agent of the entity;

          (ii) the name signed purports to be that of an administrator, executor, guardian or conservator representing the shareholder and, if the corporation requests, evidence of fiduciary status acceptable to the corporation has been presented with respect to the vote, consent, waiver, proxy appointment or proxy appointment revocation;

          (iii) the name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder and, if the corporation requests, evidence of this status acceptable to the corporation has been presented with respect to the vote, consent, waiver, proxy appointment or proxy appointment revocation;

          (iv) the name signed purports to be that of a pledgee, beneficial owner or attorney-in- fact of the shareholder and, if the corporation requests, evidence acceptable to the corporation of the signatory's authority to sign for the shareholder has been presented with respect to the vote, consent, waiver, proxy appointment or proxy appointment revocation;

          (v) two or more persons are the shareholder as co-tenants or fiduciaries and the name signed purports to be the name of at least one of the co-tenants or fiduciaries, and the person signing appears to be acting on behalf of all the co-tenants or fiduciaries; or

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          (vi) the acceptance of the vote, consent, waiver, proxy appointment or proxy appointment revocation is otherwise proper under rules established by the corporation that are not inconsistent with this Section 11.

     The corporation is entitled to reject a vote, consent, waiver, proxy appointment or proxy appointment revocation if the secretary or other officer or agent authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory's authority to sign for the shareholder.

     Neither the corporation nor its officers nor any agent who accepts or rejects a vote, consent, waiver, proxy appointment or proxy appointment revocation in good faith and in accordance with the standards of this Section is liable for damages for the consequences of the acceptance or rejection.

     SECTION 12. Informal Action by Shareholders. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if a written consent (or counterparts thereof) that sets forth the action so taken is signed by all of the shareholders entitled to vote with respect to the subject matter thereof and received by the corporation, or, if provided in the articles of incorporation, by a written consent (or counterparts thereof) that sets forth the action so taken is signed by shareholders who would be entitled to vote at a meeting representing the minimum number of shares which would be necessary to authorize or take the action at a meeting at which all shareholders entitled to vote were present and voted. Such consent, if signed by all of the shareholders or, if provided in the articles of incorporation, by shareholders holding the minimum number of shares necessary to authorize or take such action at a meeting of shareholders, shall have the same force and effect as a vote taken at a meeting of shareholders and may be stated as such in any document. Action taken under this Section 12 is effective as of the date the last writing necessary to effect the action is received by the corporation, unless all of the writing specifies a different effective date, in which case such specified date shall be the effective date for such action; provided, however, that no written consent shall be effective to take the action referred to therein unless evidence of written consents signed by the shareholders holding the number of shares sufficient to act by written consent are received by the corporation within sixty (60) days of the earliest date appearing on a signed consent received by the corporation. If any shareholder revokes his consent as provided for herein prior to what would otherwise be the effective date, the action proposed in the consent shall be invalid if the votes represented by the remaining unrevoked written consents are insufficient in number to take the action referred to therein. The record date for determining shareholders entitled to take action without a meeting is the date the corporation first receives a writing upon which the action is taken.

     Any shareholder who has signed a writing describing and consenting to action taken pursuant to this Section 12 may revoke such consent by a writing signed by the shareholder describing the action and stating that the shareholder's prior consent thereto is revoked, if such writing is received by the corporation prior to the receipt of unrevoked written consents sufficient in number to take the action referred to in the consent.

     SECTION 13. Meetings by Telecommunication. Any or all of the shareholders may participate in an annual or special shareholders' meeting by, or the meeting may be conducted through the use of, any means of communication by which all persons participating in the meeting may hear each other during the meeting. A shareholder participating in a meeting by this means is deemed to be present in person at the meeting.

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                        ARTICLE III - BOARD OF DIRECTORS

     SECTION 1. General Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, its board of directors, except as otherwise provided in the Georgia Business Corporation Code or the articles of incorporation.

     SECTION 2. Number, Qualifications and Tenure. The number of directors of the corporation shall be fixed from time to time by the board of directors, but in no instance shall there be less than one director or that number otherwise required by law and no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. A director shall be a natural person who is eighteen years of age or older. A director need not be a resident of the State of Georgia or a shareholder of the corporation.

     Directors shall be elected at each annual meeting of shareholders. Each director shall hold office until the next annual meeting of shareholders following his election and thereafter until his successor shall have been elected and qualified. Directors shall be removed in the manner provided by the Georgia Business Corporation Code. Any director may be removed by the shareholders of the voting group that elected the director, with or without cause, at a meeting called for that purpose. The notice of the meeting shall state that the purpose or one of the purposes of the meeting is removal of the director. A director may be removed only if the number of votes cast in favor of removal exceeds the number of votes cast against removal.

     SECTION 3. Vacancies. Any director may resign at any time by giving written notice to the Board of Directors, its chairman, or to the corporation. Such resignation shall take effect at the time the notice is received unless the notice specifies a later effective date. Unless otherwise specified in the notice of resignation, the corporation's acceptance of such resignation shall not be necessary to make it effective. Any vacancy on the board of directors may be filled by the affirmative vote of a majority of all the directors remaining in office. If elected by the directors, the director shall hold office until the next annual shareholders' meeting at which directors are elected. If elected by the shareholders, the director shall hold office for the unexpired term of his predecessor in office; except that, if the director's predecessor was elected by the directors to fill a vacancy, the director elected by the shareholders shall hold office for the unexpired term of the last predecessor elected by the shareholders.

     SECTION 4. Regular Meetings. A regular meeting of the board of directors shall be held without notice immediately after and at the same place as the annual meeting of shareholders. The board of directors may provide by resolution the time and place, either within or outside the State of Georgia, for the holding of additional regular meetings without other notice.

     SECTION 5. Special Meetings. Special meetings of the board of directors may be called by or at the request of the president or any two directors. The person or persons authorized to call special meetings of the board of directors may fix any place, either within or outside the State of Georgia, as the place for holding any special meeting of the board of directors called by them, provided that no meeting shall be called outside the State of Georgia unless a majority of the board of directors has so authorized.

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     SECTION  6.  Notice.  Notice  of the date,  time and  place of any  special meeting shall be given to each director at least two days prior to the meeting by written notice either personally delivered or mailed to each director at his business address, or by notice transmitted by private courier, telegraph, telex,
electronically   transmitted  facsimile  or  other  form  of  wire  or  wireless communication. If mailed, such notice shall be deemed to be given and to be effective on the earlier of (i) five days after such notice is deposited in the United States mail, properly addressed, with first class postage prepaid, or
(ii) the date shown on the return receipt, if mailed by registered or certified mail, return receipt requested, provided that the return receipt is signed by the director to whom the notice is addressed. If notice is given by telex, electronically transmitted facsimile or other similar form of wire or wireless communication, such notice shall be deemed to be given and to be effective when sent, and with respect to a telegram, such notice shall be deemed to be given and to be effective when the telegram is delivered to the telegraph company. If a director has designated in writing one or more reasonable addresses or facsimile numbers for delivery of notice to him, notice sent by mail, telegraph, telex, electronically transmitted facsimile or other form of wire or wireless communication shall not be deemed to have been given or to be effective unless sent to such addresses or facsimile numbers, as the case may be.

     A director may waive notice of a meeting before or after the time and date of the meeting by a writing signed by such director. Such waiver shall be delivered to the secretary for filing with the corporate records, but such delivery and filing shall not be conditions to the effectiveness of the waiver. Further, a director's attendance at or participation in a meeting waives any required notice to him of the meeting unless at the beginning of the meeting, or promptly upon his later arrival, the director objects to holding the meeting or transacting business at the meeting because of lack of notice or defective notice and does not thereafter vote for or assent to action taken at the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

     SECTION 7. Quorum. A majority of the number of directors fixed by the board of directors pursuant to Article III, Section 2, or, if no number is fixed, a majority of the number in office immediately before the meeting begins, shall constitute a quorum for the transaction of business at any meeting of the board of directors.

     SECTION 8. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.

     SECTION 9. Compensation. By resolution of the board of directors, any director may be paid any one or more of the following: his expense, if any, of attendance at meetings, a fixed sum for attendance at each meeting, a stated salary as director, or such other compensation as the corporation and the director may reasonably agree upon. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

     SECTION 10. Presumption of Assent. A director of the corporation who is present at a meeting of the board of directors or committee of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken at the meeting unless (i) the director objects at the beginning of the meeting, or promptly upon his arrival, to the holding of the meeting or the transaction of business at the meeting and does not thereafter vote for or assent to any action taken at the meeting; (ii) the director contemporaneously requests that his dissent shall be entered in the minutes of the meeting or unless he or she shall file his or her written dissent or abstention

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as to any specific  action  taken be entered in the minutes of the  meeting;  or
(iii) the director causes written notice of his dissent or abstention as to any specific action to be received by the presiding officer of the meeting before its adjournment or by the secretary promptly after the adjournment of the meeting. A director may dissent to a specific action at a meeting while assenting to others. The right to dissent to a specific action taken at a meeting of the board of directors or a committee of the board shall not be available to a director who voted in favor of such action.

     SECTION 11. Committees. By resolution adopted by a majority of all the directors in office when the action is taken, the board of directors may designate from among its members an executive committee and one or more other committees, and appoint one or more members of the board of directors to serve on them. To the extent provided in the resolution, each committee shall have all the authority of the board of directors, except that no such committee shall have the authority to (i) authorize distributions; (ii) approve or propose to shareholders actions or proposals required by the Georgia Business Corporation Code to be approved by shareholders; (iii) fill vacancies on the board of directors or any committee thereof; (iv) amend the articles of incorporation;
(v) adopt, amend or repeal the Bylaws; (vi) approve a plan of merger not requiring shareholder approval; (vii) authorize or approve the reacquisition of shares unless pursuant to a formula or method prescribed by the board of directors; or (viii) authorize or approve the issuance or sale of shares, or contract for the sale of shares or determine the designations and relative rights, preferences and limitations of a class or series of shares, except that the board of directors may authorize a committee or officer to do so within limits specifically prescribed by the board of directors. The committee shall then have full power within the limits set by the board of directors to adopt any final resolution setting forth all preferences, limitations and relative rights of such class or series and to authorize an amendment to the articles of incorporation stating the preferences, limitations and relative rights of a class or series for filing with the Secretary of State under the Georgia Business Corporation Code.

     Sections 4, 5, 6, 7, 8 or 12 of Article III, which govern meetings, notice, waiver of notice, quorum, voting requirements and action without a meeting of the board of directors, shall apply to committees and their members appointed under this Section 11.

     Neither the designation of any such committee, the delegation of authority to such committee, nor any action by such committee pursuant to its authority shall alone constitute compliance by any member of the board of directors or a member of the committee in question with his responsibility to conform to the standard of care set forth in Article III, Section 14 of these Bylaws.

     SECTION 12. Informal Action by Directors. Any action required or permitted to be taken at a meeting of the directors or any committee designated by the board of directors may be taken without a meeting if a written consent (or counterparts thereof) that sets forth the action so taken is signed by all of the directors or all of the committee members entitled to vote with respect to the action taken. Such consent shall have the same force and effect as a unanimous vote of the directors or committee members and may be stated as such in any document. Unless the consent specifies a different effective time or date, action taken under this Section 12 is effective at the time or date the last director signs a writing describing the action so taken, unless, before such time, any director has revoked his consent by a writing signed by the director and received by the president or the secretary of the corporation.

     SECTION 13. Telephonic Meetings. The board of directors may permit any director (or any member of a committee designated by the board) to participate in a regular or special meeting of the

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board of  directors  or a  committee  thereof  through  the use of any  means of communication by which all directors participating in the meeting can hear each other during the meeting. A director participating in a meeting in this manner is deemed to be present in person at the meeting.

     SECTION 14. Standard of Care. A director shall perform his duties as a director, including without limitation his duties as a member of any committee of the board, in good faith, in a manner he reasonably believes to be in the best interests of the corporation, and with the care an ordinarily prudent person in a like position would exercise under similar circumstances. In performing his duties, a director shall be entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by the persons herein designated. However, he shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause such reliance to be unwarranted. A director shall not be liable to the corporation or its shareholders for any action he takes or omits to take as a director if, in connection with such action or omission, he performs his duties in compliance with this Section 14.

                        ARTICLE IV - OFFICERS AND AGENTS

     SECTION 1. General. The officers of the corporation shall be a president, one or more vice presidents, a secretary and a treasurer, each of whom shall be appointed by the board of directors and shall be a natural person eighteen years of age or older. One person may hold more than one office. The board of directors or an officer or officers so authorized by the board may appoint such other officers, assistant officers, committees and agents, including a chairman of the board, assistant secretaries and assistant treasurers, as they may consider necessary. Except as expressly prescribed by these Bylaws, the board of directors or the officer or officers authorized by the board shall from time to time determine the procedure for appointment of officers, their authority and duties and their compensation, provided that the board of directors may change the authority, duties and compensation of any officer who is not appointed by the board.

     SECTION 2. Appointment and Term of Office. The officers of the corporation to be appointed by the board of directors shall be appointed at each annual meeting of the board held after each annual meeting of the shareholders. If the appointment of officers is not made at such meeting or if an officer or officers are to be appointed by another officer or officers of the corporation, such appointment shall be made as determined by the board of directors or the appointing person or persons. Each officer shall hold office until the first of the following occurs: his successor shall have been duly appointed and qualified, his death, his resignation, or his removal in the manner provided in
Section 3.

     SECTION 3. Resignation and Removal. An officer may resign at any time by giving written notice of resignation to the president, secretary or other person who appoints such officer. The resignation is effective when the notice is received by the corporation unless the notice specifies a later effective date.

     Any officer or agent may be removed at any time with or without cause by the board of directors or an officer or officers authorized by the board. Such removal does not affect the contract rights, if any, of the corporation or of the person so removed. The appointment of an officer or agent shall not in itself create contract rights.

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     SECTION 4. Vacancies.  A vacancy in any office,  however occurring,  may be filled by the board of directors, or by the officer or officers authorized by the board, for the unexpired portion of the officer's term. If an officer resigns and his resignation is made effective at a later date, the board of directors, or officer or officers authorized by the board, may permit the officer to remain in office until the effective date and may fill the pending vacancy before the effective date if the board of directors or officer or officers authorized by the board provide that the successor shall not take office until the effective date. In the alternative, the board of directors, or officer or officers authorized by the board of directors, may remove the officer at any time before the effective date and may fill the resulting vacancy.

     SECTION 5. President. The president shall preside at all meetings of shareholders and all meetings of the board of directors unless the board of directors has appointed a chairman, vice chairman, or other officer of the board and has authorized such person to preside at meetings of the board of directors. Subject to the direction of the board of directors, the president shall be the chief executive officer of the corporation and shall have general and active control of its affairs and business and general supervision of its officers, agents and employees. Unless otherwise directed by the board of directors, the president shall attend in person or by substitute appointed by him, or shall execute on behalf of the corporation written instruments appointing a proxy or proxies to represent the corporation, at all meetings of the stockholders of any other corporation in which the corporation holds any stock. On behalf of the corporation, the president may in person or by substitute or by proxy execute written waivers of notice and consents with respect to any such meetings. At all such meetings and otherwise, the president, in person or by substitute or proxy, may vote the stock held by the corporation, execute written consents and other instruments with respect to such stock, and exercise any and all rights and powers incident to the ownership of said stock, subject to the instructions, if any, of the board of directors. The president shall have custody of the treasurer's bond, if any. The president shall have such additional authority and duties as are appropriate and customary for the office of president and chief executive officer, except as the same may be expanded or limited by the board of directors from time to time.

     SECTION 6. Vice Presidents. The vice presidents shall assist the president and shall perform such duties as may be assigned to them by the president or by the board of directors. In the absence of the president, the vice president, if any (or, if more than one, the vice presidents in the order designated by the board of directors, or if the board makes no such designation, then the vice president designated by the president, or if neither the board nor the president make any such designation, the senior vice president as determined by first election to that office) shall have the powers and perform the duties of the president.

     SECTION 7. Secretary. The secretary shall (i) prepare and maintain as permanent records the minutes of the proceedings of the shareholders and of the board of directors, a record of all actions taken by the shareholders or board of directors without a meeting, a record of all actions taken by a committee of the board of directors in place of the board of directors on behalf of the corporation, and a record of all waivers of notice of meetings of shareholders and of the board of directors or any committee thereof; (ii) see that all notices are duly given in accordance with the provisions of these Bylaws and as required by law; (iii) serve as custodian of the corporate records and of the seal of the corporation and affix the seal to all documents when authorized by the board of directors; (iv) keep at the corporation's registered office or principal place of business a record containing the names and addresses of all shareholders in a form that permits preparation of a list of shareholders arranged by voting group and by class or series of shares within each voting group, that is alphabetical within each class or series and that shows the address of, and the number of shares of each class or series held by,

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each  shareholder,  unless  such a  record  shall be kept at the  office  of the corporation's transfer agent or registrar; (v) maintain at the corporation's principal office the originals or copies of the corporation's articles of incorporation, Bylaws, minutes of all shareholders' meetings and records of all action taken by shareholders without a meeting for the past three years, all written communications within the past three years to shareholders as a group or to the holders of any class or series of shares as a group, a list of the names and business addresses of the current directors and officers, a copy of the corporation's most recent corporate report filed with the Secretary of State, and financial statements showing in reasonable detail the corporation's assets and liabilities and results of operations for the last three years; (vi) have general charge of the stock transfer books of the corporation, unless the corporation has a transfer agent; (vii) authenticate records of the corporation; and (viii) in general, perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the president or by the board of directors. Assistant secretaries, if any, shall have the same duties and powers, subject to supervision by the secretary. The directors and/or shareholders may, however, respectively designate a person other than the secretary or assistant secretary to keep the minutes of their respective meetings.

     Any books, records, or minutes of the corporation may be in written form or in any form capable of being converted into written form within a reasonable time.

     SECTION 8. Treasurer. The treasurer shall be the principal financial officer of the corporation, shall have the care and custody of all funds, securities, evidences of indebtedness and other personal property of the corporation and shall deposit the same in accordance with the instructions of the board of directors. Subject to the limits imposed by the board of directors, he shall receive and give receipts and acquittance for money paid in or on account of the corporation, and shall pay out of the corporation's funds on hand all bills, payrolls and other just debts of the corporation of whatever nature upon maturity. He shall perform all other duties incident to the office of treasurer and, upon request of the board, shall make such reports to it as may be required at any time. He shall, if required by the board, give the corporation a bond in such sums and with such sureties as shall be satisfactory to the board, conditioned upon the faithful performance of his duties and for the restoration to the corporation of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation. He shall have such other powers and perform such other duties as may from time to time be prescribed by the board of directors or the president. The assistant treasurers, if any, shall have the same powers and duties, subject to the supervision of the treasurer.

     The treasurer shall also be the principal accounting officer of the corporation. He shall prescribe and maintain the methods and system of accounting to be followed, keep complete books and records of account as required by the Georgia Business Corporation Code, prepare and file all local, state and federal tax returns, prescribe and maintain an adequate system of internal audit and prepare and furnish to the president and the board of directors statements of account showing the financial position of the corporation and the results of its operations.

                                ARTICLE V - STOCK

     SECTION 1. Certificates. The board of directors shall be authorized to issue any of its classes of shares with or without certificates. The fact that the shares are not represented by certificates shall have no effect on the rights and obligations of the shareholders. If the shares are represented by certificates, such shares shall be represented by consecutively numbered certificates signed, either manually or by facsimile, in the name of the corporation by the president or one or more vice presidents

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and the secretary or an assistant secretary.  In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, such certificate may nonetheless be issued by the corporation with the same effect as if he were such officer at the date of its issue. All certificates shall be consecutively numbered, and the names of the owners, the number of shares, and the date of issue shall be entered on the books of the corporation. Each certificate representing shares shall state upon its face:

          (i) That the corporation is organized under the laws of the State of Georgia;

          (ii) The name of the person to whom issued;

          (iii) The number and class of the shares and the designation of the series, if any, that the certificate represents;

          (iv) The par value, if any, of each share represented by the certificate;

          (v) A summary, on the front or the back, of the designations, preferences, limitations, and relative rights applicable to each class, the variations in preferences, limitations and rights determined for each series, and the authority of the board of directors to determine variations for future classes or series, or in lieu thereof, a conspicuous statement, on the front or the back, that the corporation will furnish to the shareholder, on request in writing and without charge, information concerning the designations, preferences, limitations and relative rights applicable to each class, the variations in preference, limitations, and rights determined for each series, and the authority of the board of directors to determine variations for future classes or series; and

          (vi) Any restrictions imposed by the corporation upon the transfer of the shares represented by the certificate.

     If shares are not represented by certificates, within a reasonable time following the issue or transfer of such shares, the corporation shall send the shareholder a complete written statement of all of the information required to be provided to holders of uncertificated shares by the Georgia Business Corporation Code.

     SECTION 2. Consideration for Shares. Certificated or uncertificated shares shall not be issued until the shares represented thereby are fully paid. The board of directors may authorize the issuance of shares for consideration consisting of any tangible or intangible property or benefit to the corporation, including cash, promissory notes, services performed, contracts for services to be performed, or other securities of the corporation. The promissory note of a subscriber or an affiliate of a subscriber shall not constitute payment or partial payment for shares of the corporation unless the note is negotiable and is secured by collateral, other than the shares being purchased, having a fair market value at least equal to the principal amount of the note. For purposes of this Section 2, "promissory note" means a negotiable instrument on which there is an obligation to pay independent of collateral and does not include a non-recourse note. The corporation may place shares issued for a contract for future services or benefits or a promissory note in escrow, or make other arrangements to restrict the transfer of the shares, until the services are performed, the note is paid, or the benefits received. If the services are not performed, the note is not paid, or the benefits are not received, the shares escrowed or restricted may be canceled in whole or in part.

                                       14

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     SECTION 3. Lost  Certificates.  In case of an alleged loss,  destruction or mutilation of a certificate of stock, the board of directors may direct the issuance of a new certificate in lieu thereof upon such terms and conditions in conformity with the law as the board may prescribe. The board of directors may in its discretion require an affidavit of lost certificate and/or a bond in such form and amount and with such surety as it may determine before issuing a new certificate.

     SECTION 4. Transfer of Shares. Upon surrender to the corporation or to a transfer agent of the corporation of a certificate of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and receipt of such documentary stamps as may be required by law and evidence of compliance with all applicable securities laws and other restrictions, the corporation shall issue a new certificate to the person entitled thereto, and cancel the old certificate. Every such transfer of stock shall be entered on the stock books of the corporation which shall be kept at its principal office or by the person and at the place designated by the board of directors.

     Except as otherwise expressly provided in Article II, Sections 7 and 11, and except for the assertion of dissenters' rights to the extent provided in ss. 4-2-1301, et. seq., of the Georgia Business Corporation Code, the corporation shall be entitled to treat the registered holder of any shares of the corporation as the owner thereof for all purposes, and the corporation shall not be bound to recognize any equitable or other claim to, or interest in, such shares or rights deriving from such shares on the part of any person other than the registered holder, including without limitation any purchaser, assignee or transferee of such shares or right deriving from such shares, unless and until such other person becomes the registered holder of such shares, whether or not the corporation shall have either actual or constructive notice of the claimed interest of such other person.

     SECTION 5. Transfer Agent, Registrars and Paying Agents. The board may at its discretion appoint one or more transfer agents, registrars and agents for making payment upon any class of stock, bond, debenture or other security of the corporation. Such agents and registrars may be located either within or outside the State of Georgia. They shall have such rights and duties and shall be entitled to such compensation as may be agreed.

                 ARTICLE VI - INDEMNIFICATION OF CERTAIN PERSONS

     SECTION 1. Indemnification. For purposes of this Article VI, a "Proper Person" means any person (including the estate or personal representative of a director) who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal, by reason of the fact that he is or was a director, officer, employee, fiduciary or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, fiduciary or agent of any foreign or domestic profit or nonprofit corporation or of any partnership, joint venture, trust, profit or nonprofit unincorporated association, limited liability company, or other enterprise or employee benefit plan. The corporation shall indemnify any Proper Person against reasonably incurred expenses (including attorneys' fees), judgments, penalties, fines (including any excise tax assessed with respect to an employee benefit plan) and amounts paid in settlement reasonably incurred by him in connection with such action, suit or proceeding if it is determined by the groups set forth in Section 4 of this Article that he conducted himself in good faith and that he reasonably believed
(i) in the case of conduct in his official capacity with the corporation, that his conduct was in the corporation's best interest; or (ii) in all

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other cases (except criminal cases) that his conduct was at least not opposed to the corporation's best interest; or (iii) in the case of any criminal proceeding, that he had no reasonable cause to believe his conduct was unlawful. Official capacity means, when used with respect to a director, the office of director and, when used with respect to any other Proper Person, the office in a corporation held by the officer or the employment, fiduciary or agency relationship undertaken by the employee, fiduciary, or agent on behalf of the corporation. Official capacity does not include service for any other domestic or foreign corporation or other person or employee benefit plan.

     A director's conduct with respect to an employee benefit plan for a purpose the director reasonably believed to be in the best interests of the participants in or beneficiaries of the plan is conduct that satisfies the requirements in subparagraph (ii) of this Section 1. A director's conduct with respect to an employee benefit plan for a purpose that the director did not reasonably believe to be in the interests of the participants in or beneficiaries of the plan shall be deemed not to satisfy the requirements of this Section that he conducted himself in good faith.

     No indemnification shall be made under this Article VI to a Proper Person with respect to any claim, issue or matter in connection with a proceeding by or in the right of a corporation in which the Proper Person was adjudged liable to the corporation or in connection with any proceeding charging that the Proper Person derived an improper personal benefit, whether or not involving action in an official capacity, in which he was adjudged liable on the basis that he derived an improper personal benefit. Further, indemnification under this
Section in connection with a proceeding brought by or in the right of the corporation shall be limited to reasonable expenses, including attorneys' fees, incurred in connection with the proceeding.

     SECTION 2. Right to Indemnification. The corporation shall indemnify any Proper Person who was wholly successful, on the merits or otherwise, in defense of any action, suit, or proceeding as to which he was entitled to indemnification under Section 1 of this Article VI against expenses (including attorneys' fees) reasonably incurred by him in connection with the proceeding without the necessity of any action by the corporation other than the determination in good faith that the defense has been wholly successful.

     SECTION 3. Effect of Termination of Action. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person seeking indemnification did not meet the standards of conduct described in Section 1 of this Article VI. Entry of a judgment by consent as part of a settlement shall not be deemed an adjudication of liability, as described in Section 2 of this Article VI.

     SECTION 4. Groups Authorized to Make Indemnification Determination. Except where there is a right to indemnification as set forth in Sections 1 or 2 of this Article or where indemnification is ordered by a court in Section 5, any indemnification shall be made by the corporation only as determined in the specific case by a proper group that indemnification of the Proper Person is permissible under the circumstances because he has met the applicable standards of conduct set forth in Section 1 of this Article. This determination shall be made by the board of directors by a majority vote of those present at a meeting at which a quorum is present, which quorum shall consist of directors not parties to the proceeding ("Quorum"). If a Quorum cannot be obtained, the determination shall be made by a majority vote of a committee of the board of directors designated by the board, which committee shall consist of two or more directors not parties to the proceeding, except that directors who are parties

                                       16

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



to the proceeding may participate in the designation of directors for the committee. If a Quorum of the board of directors cannot be obtained and the committee cannot be established, or even if a Quorum is obtained or the committee is designated and a majority of the directors constituting such Quorum or committee so directs, the determination shall be made by (i) independent legal counsel selected by a vote of the board of directors or the committee in the manner specified in this Section 4 or, if a Quorum of the full board of directors cannot be obtained and a committee cannot be established, by independent legal counsel selected by a majority vote of the full board (including directors who are parties to the action) or (ii) a vote of the shareholders.

     Authorization of indemnification and advance of expenses shall be made in the same manner as the determination that indemnification or advance of expenses is permissible except that, if the determination that indemnification or advance of expenses is permissible is made by independent legal counsel, authorization of indemnification and advance of expenses shall be made by the body that selected such counsel.

     SECTION 5. Court-Ordered Indemnification. Any Proper Person may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction for mandatory indemnification under Section 2 of this Article, including indemnification for reasonable expenses incurred to obtain court-ordered indemnification. If a court determines that the Proper Person is entitled to indemnification under Section 2 of this Article, the court shall order indemnification, including the Proper Person's reasonable expenses incurred to obtain court-ordered indemnification. If the court determines that such Proper Person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he met the standards of conduct set forth in Section 1 of this Article or was adjudged liable in the proceeding, the court may order such indemnification as the court deems proper except that if the Proper Person has been adjudged liable, indemnification shall be limited to reasonable expenses incurred in connection with the proceeding and reasonable expenses incurred to obtain court-ordered indemnification.

     SECTION 6. Advance of Expenses. Reasonable expenses (including attorneys' fees) incurred in defending an action, suit or proceeding as described in
Section 1 may be paid by the corporation to any Proper Person in advance of the final disposition of such action, suit or proceeding upon receipt of (i) a written affirmation of such Proper Person's good faith belief that he has met the standards of conduct prescribed in Section 1 of this Article VI; (ii) a written undertaking, executed personally or on the Proper Person's behalf, to repay such advances if it is ultimately determined that he did not meet the prescribed standards of conduct (the undertaking shall be an unlimited general obligation of the Proper Person but need not be secured and may be accepted without reference to financial ability to make repayment); and (iii) a determination is made by the proper group (as described in Section 4 of this Article VI) that the facts as then known to the group would not preclude indemnification. Determination and authorization of payments shall be made in the same manner specified in Section 4 of this Article VI.

     SECTION 7. Additional Indemnification to Certain Persons Other Than Directors. In addition to the indemnification provided to officers, employees, fiduciaries or agents because of their status as Proper Persons under this Article, the corporation may also indemnify and advance expenses to them if they are not directors of the corporation to a greater extent than is provided in these Bylaws, if not inconsistent with public policy, and if provided for by general or specific action of its board of directors or shareholders or by contract.

                                       17

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



     SECTION 8. Witness Expenses. The Sections of this Article VI do not limit the corporation's authority to pay or reimburse expenses incurred by a director in connection with an appearance as a witness in a proceeding at a time when he has not been made or named as a defendant or respondent in the proceeding.

     SECTION 9. Report to Shareholders. Any indemnification of or advance of expenses to a director in accordance with this Article VI, if arising out of a proceeding by or on behalf of the corporation, shall be reported in writing to the shareholders with or before the notice of the next shareholders' meeting. If the next shareholder action is taken without a meeting at the instigation of the board of directors, such notice shall be given to the shareholders at or before the time the first shareholder signs a writing consenting to such action.

                             ARTICLE VII - INSURANCE

     SECTION 1. Provision of Insurance. By action of the board of directors, notwithstanding any interest of the directors in the action, the corporation may purchase and maintain insurance, in such scope and amounts as the board of directors deems appropriate, on behalf of any person who is or was a director, officer, employee, fiduciary or agent of the corporation, or who, while a director, officer, employee, fiduciary or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, fiduciary or agent of any other foreign or domestic profit or nonprofit corporation or any partnership, joint venture, trust, profit or nonprofit unincorporated association, limited liability company, other enterprise or employee benefit plan, against any liability asserted against, or incurred by, him in that capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of Article VI or applicable law. Any such insurance may be procured from any insurance company designated by the board of directors of the corporation, whether such insurance company is formed under the laws of the State of Georgia or any other jurisdiction of the United States or elsewhere, including any insurance company in which the corporation has an equity interest or any other interest, through stock ownership or otherwise.

                          ARTICLE VIII - MISCELLANEOUS

     SECTION 1. Seal. The board of directors may adopt a corporate seal, which shall be circular in form and shall contain the name of the corporation and the words, "Seal, Georgia."

     SECTION 2. Fiscal Year. The fiscal year of the corporation shall be as established by the board of directors.

     SECTION 3. Amendments. The board of directors shall have power, to the maximum extent permitted by the Georgia Business Corporation Code, to make, amend and repeal the Bylaws of the corporation at any regular or special meeting of the board unless the shareholders, in making, amending or repealing a particular Bylaw, expressly provide that the directors may not amend or repeal such Bylaw. The shareholders also shall have the power to make, amend or repeal the Bylaws of the corporation at any annual meeting or at any special meeting called for that purpose.

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



     SECTION 4. Receipt of Notices by the Corporation. Notices, shareholder writings consenting to action, and other documents or writings shall be deemed to have been received by the corporation when they are actually received: (1) at the registered office of the corporation in Georgia; (2) at the principal office of the corporation (as that office is designated in the most recent document filed by the corporation with the Secretary of State for Georgia designating a principal office) addressed to the attention of the secretary of the corporation; (3) by the secretary of the corporation wherever the secretary may be found; or (4) by any other person authorized from time to time by the board of directors or the president to receive such writings, wherever such person is found.

     SECTION 5. Gender. The masculine gender is used in these Bylaws as a matter of convenience only and shall be interpreted to include the feminine and neuter genders as the circumstances indicate.

     SECTION 6. Conflicts.  In the event of any irreconcilable  conflict between
these  Bylaws  and  either  the  corporation's   articles  of  incorporation  or
applicable law, the latter shall control.

     SECTION 7. Definitions. Except as otherwise specifically provided in these Bylaws, all terms used in these Bylaws shall have the same definition as in the Georgia Business Corporation Code.



                                   CERTIFICATE

     I hereby certify that the foregoing Bylaws, consisting of 19 pages, including this page, constitute the Restated Bylaws of Tessa Complete Health Care, Inc., adopted by the board of directors of the Corporation as of February
    , 2000.
---


                                            -----------------------------------
                                                                      Secretary

                                       19

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



                        TESSA COMPLETE HEALTH CARE, INC.

                        ---------------------------------

                                  EXHIBIT 10.1

                        ---------------------------------

                      AGREEMENT AND PLAN OF REORGANIZATION
                             BETWEEN THE COMPANY AND

                            ZABA INTERNATIONAL, INC.

                        ---------------------------------



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













                      AGREEMENT AND PLAN OF REORGANIZATION

                                 by and between

                            ZABA INTERNATIONAL, INC.
                             a Colorado corporation

                                       and

                        TESSA COMPLETE HEALTH CARE, INC.
                              a Georgia corporation

                         effective as of March 16, 2000

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



                      AGREEMENT AND PLAN OF REORGANIZATION

     THIS AGREEMENT AND PLAN OF REORGANIZATION dated March 16, 2000, by and between ZABA INTERNATIONAL, INC., a Colorado corporation ("Zaba"), and TESSA COMPLETE HEALTH CARE, INC., a Georgia corporation ("Tessa"), Zaba and Tessa being sometimes referred to herein as the "Constituent Corporations", who hereby agree as follows.

                                    Premises

     WHEREAS, this Agreement provides for the merger of Zaba into Tessa, and in connection therewith, the conversion of the outstanding common stock of Zaba into shares of common voting stock of Tessa, all for the purpose of effecting a tax-free reorganization pursuant to section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended; and

     WHEREAS, the boards of directors of Zaba and Tessa have determined, subject to the terms and conditions set forth in this Agreement and the approval of each respective corporations' shareholders, that the merger contemplated hereby is desirable and in the best interests of their respective corporations. This Agreement is being entered into for the purpose of setting forth the terms and conditions of the proposed merger.

                                    Agreement

     NOW, THEREFORE, in consideration of the premises and the respective mutual covenants, representations and warranties herein contained, the parties agree as follows:

     1. SURVIVING CORPORATION. Zaba shall be merged with and into Tessa which shall be the surviving reporting corporation (hereinafter the "Surviving Corporation") in accordance with the applicable laws of the United States, as well as the States of Colorado and Georgia, respectively.

     2. MERGER DATE. The Merger shall become effective (the "Merger Date") upon the completion of:

          2.1 Adoption of this Agreement by the shareholders of Zaba pursuant to the Colorado Business Corporation Act and by the shareholders of Tessa by a vote of the shareholders ratified by the Board of Directors of Tessa, pursuant to the Georgia Business Corporation Act.

          2.2 Execution and filing of the Certificate of Merger with the Secretary of State of the States of Colorado and Georgia in accordance with the respective laws of such states.

     3. TIME OF FILINGS. The Certificate of Merger shall be filed with the Secretary of State of Colorado and Georgia upon the approval of this Agreement by the shareholders of the Constituent Corporations and the fulfillment or waiver of the terms and conditions herein.


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



     4. GOVERNING LAW. The Surviving Corporation shall be governed by the laws of the State of Georgia.

     5. ARTICLES OF INCORPORATION. The Articles of Incorporation of Tessa shall be the Articles of Incorporation of the Surviving Corporation from and after the Merger Date, including those amendments to the Tessa Articles of Incorporation adopted by the Tessa shareholders on or about March 16, 2000.

     6. BYLAWS. The Bylaws of the Surviving Corporation shall be the Bylaws of Tessa as in effect on the date of this Agreement.

     7. NAME OF SURVIVING CORPORATION. The Surviving Corporation will continue to use its name "TESSA COMPLETE HEALTH CARE, INC." or such name as it may choose and shall be available.

     8. CONVERSION. The mode of carrying the merger into effect and the manner and basis of converting the shares of Zaba into shares of the Surviving Corporation are as follows:

          8.1 The aggregate number of shares of Zaba Common Stock issued and outstanding on the Merger Date shall, by virtue of the merger and without any action on the part of the holders thereof, be converted into an aggregate of 225,000 shares of Tessa Common Stock adjusted by any increase for fractional shares and reduced by any Dissenting Shares (defined below).

          8.2 At March 16, 2000, there were issued and outstanding approximately 13,986,709 shares of Common Stock of Tessa.

          8.3 With the exception of certain finders' fees due and payable by Zaba, the balance of the Tessa Common Stock to be issued herein shall be issued to the holders of such Zaba Common Stock in exchange for their shares on a pro rata basis in accordance with each holder's relative ownership of the Zaba Common Stock that is being exchanged.

          8.4 The shares of Tessa Common Stock to be issued in exchange for Zaba Common Stock hereunder shall be proportionately reduced by any shares owned by Zaba shareholders who shall have timely objected to the merger (the "Dissenting Shares") in accordance with the provisions of Georgia Business Corporation Act which objections will be dealt with as provided in those sections.

          8.5 Each share of Zaba Common Stock that is issued and outstanding and owned by Zaba on the Merger Date shall, by virtue of the merger and without any action on the part of Zaba, be retired and canceled.

          8.6 Each certificate evidencing ownership of shares of Tessa Common Stock issued and outstanding on the Merger Date or held by Tessa in its treasury shall continue to evidence ownership of the same number of shares of Tessa Common Stock.

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



     9. ADDITIONAL CONSIDERATION. As additional consideration, Tessa hereby agrees to tender to Zaba $112,500 in cash on the Closing Date. Relevant thereto, Zaba hereby acknowledges receipt of a deposit in the amount of $20,000, which shall be applied to the balance due Zaba by Tessa herein.

     10. EXCHANGE OF CERTIFICATES. As promptly as practicable after the Merger Date, each holder of an outstanding certificate or certificates theretofore representing shares of Zaba Common Stock (other than certificates representing Dissenting Shares) shall surrender such certificate(s) for cancellation to the party designated by the Surviving Corporation to handle such exchange (the "Exchange Agent"), and shall receive in exchange a certificate or certificates representing the number of full shares of Tessa Common Stock into which the shares of Zaba Common Stock represented by the certificate or certificates so surrendered shall have been converted.

     11. UNEXCHANGED CERTIFICATES. Until surrendered, each outstanding certificate that prior to the Merger Date represented Zaba Common Stock (other than certificates representing Dissenting Shares) shall be deemed for all purposes, other than the payment of dividends or other distributions, to evidence ownership of the number of shares of Tessa Common Stock into which it was converted. No dividend or other distribution payable to holders of Tessa Common Stock as of any date subsequent to the Merger Date shall be paid to the holders of outstanding certificates of Zaba Common Stock; provided, however, that upon surrender and exchange of such outstanding certificates (other than certificates representing Dissenting Shares), there shall be paid to the record holders of the certificates issued in exchange therefor the amount, without interest thereon, of dividends and other distributions that would have been payable subsequent to the Merger Date with respect to the shares of Tessa Common Stock represented thereby.

     12. BOARD OF DIRECTORS AND OFFICERS. The members of the board of directors of the Surviving Corporation shall be the members of the board of directors of Tessa on the Merger Date or such others as Tessa may designate. The officers of the Surviving Corporation shall be the officers of Tessa on the Merger Date or such others as Tessa may designate.

     13. EFFECT OF THE MERGER. On the Merger Date, the separate existence of Zaba shall cease (except insofar as continued by statute), and it shall be merged with and into the Surviving Corporation. All the property, real, personal, and mixed, of each of the Constituent Corporations, and all debts due to either of them, shall be transferred to and vested in the Surviving Corporation, without further act or deed. The Surviving Corporation shall thenceforth be responsible and liable for all the liabilities and obligations, including liabilities to holders of Dissenting Shares, of each of the Constituent Corporations, and any claim or judgment against either of the Constituent Corporations may be enforced against the Surviving Corporation.

     14. APPROVAL OF SHAREHOLDERS. This Agreement shall be adopted by the shareholders of the Constituent Corporations at meetings of such shareholders called for that purpose or by written consent pursuant to the laws applicable thereto. There shall be required for the adoption of this Agreement the affirmative vote of the holders of at least a majority of the holders of all the shares of the Common Stock issued and outstanding and entitled to vote for

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



each of the Constituent Corporations.

     15. REPRESENTATIONS AND WARRANTIES OF ZABA. Zaba represents and warrants that:

          15.1 CORPORATE ORGANIZATION AND GOOD STANDING. Zaba is a corporation duly organized, validly existing, and in good standing under the laws of the State of Colorado, and is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such qualification.

          15.2 REPORTING COMPANY. Zaba has filed with the Securities and Exchange Commission a registration statement on Form 10-SB which became effective pursuant to the Securities Exchange Act of 1934 and is a reporting company pursuant to Section 12 thereunder.

          15.3 REPORTING COMPANY STATUS. Zaba is current on all reports required to be filed by it pursuant to Section 12(g) of the Securities Exchange Act of 1934.

          15.4 CAPITALIZATION. Zaba's authorized capital stock consists of 1,000,000,000 shares of Common Stock, par value $0.0001 per share and 100,000,000 shares of Preferred Stock, par value $0.001 per share. As of the date hereof, there are 2,407,166 common shares issued and outstanding, and no shares of preferred stock issued or outstanding.

          15.5 ISSUANCE OF STOCK. All the outstanding shares of its Common Stock are duly authorized and validly issued, fully paid and non-assessable.

          15.6 STOCK RIGHTS. There are no stock grants, options, rights, warrants or other rights to purchase or obtain the Zaba Common or Preferred Stock issued or committed to be issued.

          15.7 CORPORATE AUTHORITY. Zaba has all requisite corporate power and authority to own, operate and lease its properties, to carry on its business as it is now being conducted and to execute, deliver, perform and conclude the transactions contemplated by this Agreement and all other agreements and instruments related to this Agreement.

          15.8  AUTHORIZATION.   Execution  of  this  Agreement  has  been  duly
     authorized and approved by Zaba's board of directors.

          15.9 SUBSIDIARIES. Zaba has no subsidiaries.

          15.10 FINANCIAL STATEMENTS. Zaba's audited financial statements dated November 30, 1999, copies of which will have been delivered by Zaba to Tessa prior to the Merger Date (the "Zaba Financial Statements"), fairly present the financial condition of Zaba as of the date therein and the results of its operations for the periods then ended

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



     in conformity with generally accepted accounting principles consistently applied.

          15.11 ABSENCE OF UNDISCLOSED LIABILITIES. Except to the extent reflected or reserved against in the Zaba Financial Statements, Zaba did not have at that date any liabilities or obligations (secured, unsecured, contingent, or otherwise) of a nature customarily reflected in a corporate balance sheet prepared in accordance with generally accepted accounting principles.

          15.12 NO MATERIAL CHANGES. There has been no material adverse change in the business, properties, or financial condition of Zaba since the date of the Zaba Financial Statements.

          15.13 LITIGATION. There is not, to the knowledge of Zaba, any pending, threatened, or existing litigation, bankruptcy, criminal, civil, or regulatory proceeding or investigation, threatened or contemplated against Zaba or against any of its officers.

          15.14 CONTRACTS. Zaba is not a party to any material contract not in the ordinary course of business that is to be performed in whole or in part at or after the date of this Agreement.

          15.15 TITLE. Zaba has good and marketable title to all the real property and good and valid title to all other property included in the Zaba Financial Statements. Except as set out in the balance sheet thereof, the properties of Zaba are not subject to any mortgage, encumbrance, or lien of any kind except minor encumbrances that do not materially interfere with the use of the property in the conduct of the business of Zaba.

          15.16 NO VIOLATION. Consummation of the merger will not constitute or result in a breach or default under any provision of any charter, bylaw, indenture, mortgage, lease, or agreement, or any order, judgment, decree, law, or regulation to which any property of Zaba is subject or by which Zaba is bound.

     16. REPRESENTATIONS AND WARRANTIES OF TESSA. Tessa represents and warrants that:

          16.1 CORPORATE ORGANIZATION AND GOOD STANDING. Tessa is a corporation duly organized, validly existing, and in good standing under the laws of the State of Georgia and is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such qualification.

          16.2 CAPITALIZATION. Tessa's authorized capital stock consists of 50,000,000 shares of Common Stock, $.02 par value, of which 13,986,709 shares are issued and outstanding

          16.3 ISSUED STOCK. All the outstanding shares of its Common Stock are duly authorized and validly issued, fully paid and non-assessable.


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          16.4 CORPORATE AUTHORITY.  Tessa has all requisite corporate power and authority to own, operate and lease its properties, to carry on its business as it is now being conducted and to execute, deliver, perform and conclude the transactions contemplated by this Agreement and all other agreements and instruments related to this Agreement.

          16.5  AUTHORIZATION.   Execution  of  this  Agreement  has  been  duly
     authorized and approved by Tessa's board of directors.

          16.6 SUBSIDIARIES. Tessa has nine (9) subsidiary companies.

          16.7 FINANCIAL STATEMENTS. Tessa's unaudited financial statements of December 31, 1999, copies of which will have been delivered by Tessa to Zaba by the Merger Date (the "Tessa Financial Statements"), are believed to be substantially correct and fairly present the financial condition of Tessa as of the date therein and the results of its operations for the periods then ended in conformity with generally accepted accounting principles consistently applied.

          16.8 ABSENCE OF UNDISCLOSED LIABILITIES. Except to the extent reflected or reserved against in the Tessa Financial Statements, Tessa did not have at that date any liabilities or obligations (secured, unsecured, contingent, or otherwise) of a nature customarily reflected in a corporate balance sheet prepared in accordance with generally accepted accounting principles.

          16.9 NO MATERIAL CHANGES. There has been no material adverse change in the business, properties, or financial condition of Tessa since the date of the Tessa Financial Statements.

          16.10 LITIGATION. Except as provided by Tessa to Zaba, there is not, to the best knowledge of Tessa, any other pending, threatened, or existing litigation, bankruptcy, criminal, civil, or regulatory proceeding or investigation, threatened or contemplated against Tessa or against any of its officers relevant to their capacity as an officer and/or director of Tessa.

          16.11 CONTRACTS. Tessa is not a party to any material contract not in the ordinary course of business that is to be performed in whole or in part at or after the date of this Agreement.

          16.12 TITLE. Tessa has good and marketable title to all the real property and good and valid title to all other property included in the Tessa Financial Statements. Except as set out in the balance sheet thereof, the properties of Tessa are not subject to any mortgage, encumbrance, or lien of any kind except minor encumbrances that do not materially interfere with the use of the property in the conduct of the business of Tessa.

          16.13 NO VIOLATION. Consummation of the merger will not constitute or result in a breach or default under any provision of any charter, bylaw, indenture,

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



     mortgage, lease, or agreement, or any order, judgment, decree, law, or regulation to which any property of Tessa is subject or by which Tessa is bound.

          16.14 UNDERTAKING. Management of Tessa hereby undertakes to Zaba and its shareholders to exercise good faith in their efforts to file all reports required to be filed by the Surviving Corporation with the Securities and Exchange Commission or any other governmental agency, in a timely manner.

     17. CONDUCT OF ZABA PENDING THE MERGER DATE. Zaba covenants that between the date of this Agreement and the Merger Date:

          17.1 No change will be made in Zaba's articles of incorporation or bylaws.

          17.2 Zaba will not make any change in its authorized or issued capital stock, declare or pay any dividend or other distribution or issue, encumber, purchase, or otherwise acquire any of its capital stock other than as provided herein.

          17.3 Zaba will submit this Agreement for its shareholders' approval with a favorable recommendation by its board of directors and will use its best efforts to obtain the requisite shareholder approval.

          17.4 Zaba will use its best efforts to maintain and preserve its business organization, employee relationships, and goodwill intact, and will not enter into any material commitment except in the ordinary course of business.

     18. CONDUCT OF TESSA PENDING THE MERGER DATE. Tessa covenants that between the date of this Agreement and the Merger Date:

          18.1 Other than as disclosed by Tessa to Zaba, no other changes will be made in Tessa's certificate of incorporation or bylaws.

          18.2 Tessa will not make any change in its authorized or issued capital stock, declare or pay any dividend or other distribution or issue, encumber, purchase, or otherwise acquire any of its capital stock otherwise than as provided herein.

          18.3 Tessa will submit this Agreement for its shareholders' approval with a favorable recommendation by its board of directors and will use its best efforts to obtain the requisite shareholder approval.

          18.4 Tessa will use its best efforts to maintain and preserve its business organization, employee relationships, and goodwill intact, and will not enter into any material commitment except in the ordinary course of business.

     19. CONDITIONS PRECEDENT TO OBLIGATION OF ZABA. Zaba's obligation to consummate this merger shall be subject to fulfillment on or before the Merger Date of each of the following conditions, unless waived in writing by Zaba:


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          19.1 TESSA'S  REPRESENTATIONS AND WARRANTIES.  The representations and warranties of Tessa set forth herein shall be true and correct at the Merger Date as though made at and as of that date, except as affected by transactions contemplated hereby.

          19.2 TESSA'S COVENANTS. Tessa shall have performed all covenants required by this Agreement to be performed by it on or before the Merger Date.

          19.3 SHAREHOLDER APPROVAL. This Agreement shall have been approved by the required number of shareholders of the Constituent Corporations.

          19.4 SUPPORTING DOCUMENTS OF TESSA. Tessa shall have delivered to Zaba supporting documents in form and substance satisfactory to Zaba to the effect that:

               (i) Tessa is a corporation duly organized, validly existing, and in good standing.

               (ii) Tessa's authorized and issued capital stock is as set forth herein.

               (iii) The execution and consummation of this Agreement have been duly authorized and approved by Tessa's board of directors.

     20. CONDITIONS PRECEDENT TO OBLIGATION OF TESSA. Tessa's obligation to consummate this merger shall be subject to fulfillment on or before the Merger Date of each of the following conditions, unless waived in writing by Tessa:

          20.1 ZABA'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of Zaba set forth herein shall be true and correct at the Merger Date as though made at and as of that date, except as affected by transactions contemplated hereby.

          20.2 ZABA'S COVENANTS. Zaba shall have performed all covenants required by this Agreement to be performed by it on or before the Merger Date.

          20.3 SHAREHOLDER APPROVAL. This Agreement shall have been approved by the required number of shareholders of the Constituent Corporations.

          20.4 SUPPORTING DOCUMENTS OF ZABA. Zaba shall have delivered to Tessa supporting documents in form and substance satisfactory to Tessa to the effect that:

               (i) Zaba is a corporation duly organized, validly existing, and in good standing.

               (ii) Zaba's authorized and issued capital stock is as set forth herein.

               (iii) The execution and consummation of this Agreement have been duly

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



          authorized and approved by Zaba's board of directors.

     21. ACCESS. From the date hereof to the Merger Date, Tessa and Zaba shall provide each other with such information and permit each other's officers and representatives such access to its properties and books and records as the other may from time to time reasonably request. If the merger is not consummated, all documents received in connection with this Agreement shall be returned to the party furnishing such documents, and all information so received shall be treated as confidential.

     22. CLOSING. The transfers and deliveries to be made pursuant to this Agreement (the "Closing") shall be made by and take place at such location designated by the Constituent Corporations without requiring the meeting of the parties hereof. All proceedings to be taken and all documents to be executed at the Closing shall be deemed to have been taken, delivered and executed simultaneously, and no proceeding shall be deemed taken nor documents deemed executed or delivered until all have been taken, delivered and executed.

          22.1 Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission required by this Agreement or any signature required thereon may be used in lieu of an original writing or transmission or signature for any and all purposes for which the original could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission or original signature.

          22.2 At the Closing, Zaba shall deliver to Tessa in satisfactory form, if not already delivered to Tessa:

               (i) A list of the holders of the shares of Zaba Common Stock being exchanged with an itemization of the number of shares held by each, the address of each holder, and the aggregate number of shares of Tessa Common Stock to be issued to each holder;

               (ii) Evidence of the consent of shareholders of Zaba to this Agreement;

               (iii) Certificate of the Secretary of State of Colorado as of a recent date as to the good standing of Zaba;

               (iv) Certified copies of the resolutions of the board of directors of Zaba authorizing the execution of this Agreement and the consummation of the Merger;

               (v) The Zaba Financial Statements;

               (vi) Secretary's certificate of incumbency of the officers and directors of Zaba; and

               (vii) Any document as may be specified herein or required to satisfy the conditions, representations and warranties enumerated elsewhere herein.

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



          22.3 At the Closing, Tessa shall deliver to Zaba in satisfactory form, if not already delivered to Zaba:

               (i) Evidence of the consent of shareholders of Tessa to this Agreement;

               (ii) Certificate of the Secretary of State of Georgia as of a recent date as to the good standing of Tessa;

               (iv) Certified copies of the resolutions of the board of directors of Tessa authorizing the execution of this Agreement and the consummation of the merger;

               (v) The Tessa Financial Statements;

               (vi) Secretary's certificate of incumbency of the officers and directors of Tessa; and

               (vii) Any document as may be specified herein or required to satisfy the conditions, representations and warranties enumerated elsewhere herein.

     23. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Constituent Corporations set out herein shall survive the Merger Date.

     24. ARBITRATION.

               24.1 SCOPE. The parties hereby agree that any and all claims (except only for requests for injunctive or other equitable relief) whether existing now, in the past or in the future as to which the parties or any affiliates may be adverse parties, and whether arising out of this agreement or from any other cause, will be resolved by arbitration before the American Arbitration Association within the State of Illinois.

               24.2 CONSENT TO JURISDICTION, SITUS AND JUDGEMENT. The parties hereby irrevocably consent to the jurisdiction of the American Arbitration Association and the situs of the arbitration within the State of Illinois. Any award in arbitration may be entered in any domestic or foreign court having jurisdiction over the enforcement of such awards.

               24.3 APPLICABLE LAW. The law applicable to the arbitration and this agreement shall be that of the State of Colorado, determined without regard to its provisions which would otherwise apply to a question of conflict of laws.

               24.4 DISCLOSURE AND DISCOVERY. The arbitrator may, in its discretion, allow the parties to make reasonable disclosure and discovery in regard to any matters which are the subject of the arbitration and to compel compliance with such disclosure and discovery order. The arbitrator may order the parties to comply with all or any of the disclosure and discovery provisions of the Federal Rules of Civil Procedure, as they then exist, as may be modified by the arbitrator consistent with the desire to simplify the

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



          conduct and minimize the expense of the arbitration.

               24.5 RULES OF LAW. Regardless of any practices of arbitration to the contrary, the arbitrator will apply the rules of contract and other law of the jurisdiction whose law applies to the arbitration so that the decision of the arbitrator will be, as much as possible, the same as if the dispute had been determined by a court of competent jurisdiction.

               24.6 FINALITY AND FEES. Any award or decision by the American Arbitration Association shall be final, binding and non-appealable except as to errors of law or the failure of the arbitrator to adhere to the arbitration provisions contained in this agreement. Each party to the arbitration shall pay its own costs and counsel fees except as specifically provided otherwise in this agreement.

               24.7 MEASURE OF DAMAGES. In any adverse action, the parties shall restrict themselves to claims for compensatory damages and\or securities issued or to be issued and no claims shall be made by any party or affiliate for lost profits, punitive or multiple damages.

               24.8 COVENANT NOT TO SUE. The parties covenant that under no conditions will any party or any affiliate file any action against the other (except only requests for injunctive or other equitable relief) in any forum other than before the American Arbitration Association, and the parties agree that any such action, if filed, shall be dismissed upon application and shall be referred for arbitration hereunder with costs and attorney's fees to the prevailing party.

               24.9 INTENTION. It is the intention of the parties and their affiliates that all disputes of any nature between them, whenever arising, whether in regard to this agreement or any other matter, from whatever cause, based on whatever law, rule or regulation, whether statutory or common law, and however characterized, be decided by arbitration as provided herein and that no party or affiliate be required to litigate in any other forum any disputes or other matters except for requests for injunctive or equitable relief. This agreement shall be interpreted in conformance with this stated intent of the parties and their affiliates.

               24.10 SURVIVAL. The provisions for arbitration contained herein shall survive the termination of this agreement for any reason.

     25. GENERAL PROVISIONS.

               25.1 FURTHER ASSURANCES. From time to time, each party will execute such additional instruments and take such actions as may be reasonably required to carry out the intent and purposes of this Agreement.

               25.2 WAIVER. Any failure on the part of either party hereto to comply with any of its obligations, agreements, or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

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



               25.3 BROKERS. Each party agrees to indemnify and hold harmless the other party against any fee, loss, or expense arising out of claims by brokers or finders employed or alleged to have been employed by the indemnifying party.

               25.4 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first-class certified mail, return receipt requested, or recognized commercial courier service, as follows:

          If to Zaba, to:            Zaba International, Inc.
                                     5650 Greenwood Plaza Blvd, Suite 216
                                     Englewood, Colorado 80111

          If to Tessa, to            Tessa Complete Health Care, Inc.
                                     One South 443 Summit Ave.
                                     Suite 201
                                     Oakbrook Terrace, IL 60181

     26. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Colorado.

     27. ASSIGNMENT. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns; provided, however, that any assignment by either party of its rights under this Agreement without the written consent of the other party shall be void.

     28. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures sent by facsimile transmission shall be deemed to be evidence of the original execution thereof.

     29. EXCHANGE AGENT AND CLOSING DATE. The Exchange Agent shall be Jersey Transfer & Trust Company. Closing shall take place on March 16, 2000, or as soon thereafter as practicable. The date of Closing may be accelerated or extended by agreement of the parties.

     30. EFFECTIVE DATE. This effective date of this Agreement shall be the Merger Date.

     31. ATTORNEYS' FEES. In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the non-breaching party or parties for all costs, including reasonable attorneys' fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

     32. SEVERABILITY. In the event that any particular provision or provisions of this Agreement or the other agreements contained herein shall for any reason hereafter be determined to be unenforceable, or in violation of any law, governmental order or regulation, such

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



unenforceability or violation shall not affect the remaining provisions of such agreements, which shall continue in full force and effect and be binding upon the respective parties hereto.

     IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, and entered into as of the date first above written.

                                         ZABA INTERNATIONAL, INC.

                                         By:  s/Gregory W. Skufca
                                            ------------------------------------
                                            Its:  President
                                                --------------------------------


                                         TESSA COMPLETE HEALTH CARE, INC.

                                         By:  s/Robert C. Flippin
                                            ------------------------------------
                                         Its:  President
                                             -----------------------------------


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



                        TESSA COMPLETE HEALTH CARE, INC.

                        --------------------------------

                                  EXHIBIT 16.1

                        ---------------------------------

                              LETTER OF RESIGNATION
                       OF INDEPENDENT CERTIFIED ACCOUNTANT

                        --------------------------------



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


                      KISH, LEAKE & ASSOCIATES, P.C.

                       Certified Public Accountants

J.D. Kish, C.P.A., M.B.A.                      7901 E. Belleview Ave., Suite 220
James D. Leake, C.P.A., M.T.                           Englewood, Colorado 80111
____________________________                            Telephone (303) 779-5006
Arleen R. Brogan, C.P.A.                                Facsimile (303) 779-5724





April 10, 2000



Securities and Exchange Commission
450 5th Street N.W.
Washington, D.C.  20549

We would like to inform you that we have read the disclosures provided by Zaba International, Inc. (comm. file #0-21099) in its filing of Form 8-K dated April 10, 2000 and that there are no disagreements regarding the statements made under
Item 4 - Changes in Registrant's Certifying Accountant.

Sincerely,

Kish, Leake & Associates, P.C.

Kish, Leake & Associates, P.C.
Englewood, Colorado



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